Filed Pursuant to Rule 424(b)(5)
File No. 333-203388

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Stock, $0.01 par value	7,590,000	$359,082,900	$41,620

(1)	Includes shares of common stock that the underwriter has an option to purchase.
(2)	In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended (the “Securities Act”), the Company initially deferred payment of the registration fee for Registration Statement No. 333- 203388. Calculated pursuant to Rule 457(r) under the Securities Act. The fee payable in connection with the offering pursuant to this prospectus supplement has been paid in accordance with Rule 456(b) under the Securities Act.

Prospectus supplement

(To Prospectus dated April 13, 2015)

6,600,000 shares

Common stock

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering 6,600,000 shares of our common stock, par value $0.01 per share.

Our common stock trades on NASDAQ under the symbol “OZRK.” On May 23, 2017, the last reported sale price of our common stock on NASDAQ was $47.94 per share.

The underwriter has agreed to purchase shares of our common stock at a price of $45.45 per share, which will result in us receiving approximately $299.7 million of proceeds after estimated expenses. The underwriter proposes to offer the shares from time to time for sale in one or more transactions on NASDAQ, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. See “Underwriting.”

We have granted the underwriter a 30-day option to purchase up to 990,000 additional shares of our common stock at a price of $45.45 per share.

We have entered into an Agreement and Plan of Merger with our wholly-owned bank subsidiary. If the merger is consummated, any shares of our common stock sold in this offering will be converted into shares of our bank subsidiary’s common stock. See “Summary—Recent developments—Proposed corporate reorganization” for additional information.

An investment in our common stock involves risks, including the risks associated with our anticipated merger with our wholly-owned bank subsidiary. You should carefully consider all of the information set forth in this prospectus supplement and the accompanying prospectus, including the risk factors beginning on page S-9 of this prospectus supplement, as well as the risk factors and other information contained in our Annual Report on Form 10-K for the year ended December 31, 2016, and in any other documents we incorporate by reference into this prospectus supplement and the accompanying prospectus, before you make an investment in our common stock. See the section of this prospectus supplement entitled “Where you can find more information.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The shares of our common stock offered under this prospectus supplement are not savings accounts, deposits or other obligations of us or our bank subsidiary and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

The underwriter expects to deliver the shares on or about May 31, 2017.

J.P. Morgan

May 24, 2017.

Prospectus supplement

Prospectus

About this prospectus supplement

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference therein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our securities. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where you can find more information” in this prospectus supplement and in the accompanying prospectus.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of our securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Forward-looking statements

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain certain forward-looking statements that are intended to be covered by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at that time. Those statements are not guarantees of future results or performance and are subject to certain known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. Forward-looking statements include, without limitation, statements about economic, real estate market, competitive, regulatory, employment, credit market and interest rate conditions, including expectations for further changes in monetary and interest rate policy by the Federal Reserve; our plans, goals, beliefs, expectations, thoughts, estimates and outlook for the future with respect to our revenue growth; net income and earnings per common share; net interest margin; net interest income; non-interest income, including service charges on deposit accounts, mortgage lending and trust income, bank owned life insurance income, gains (losses) on investment securities and sales of other assets and other income from purchased loans; non-interest expense, including acquisition-related, systems conversion and contract termination expenses; efficiency ratios; anticipated future operating results and financial performance; asset quality and asset quality ratios, including the effects of current economic and real estate market conditions; nonperforming loans and leases; nonperforming assets; net charge-offs and net charge-off ratios, provision and allowance for loan and lease losses; past due loans and leases; current or future litigation; interest rate sensitivity, including the effects of possible interest rate changes; future growth and expansion opportunities including plans for making additional acquisitions; problems with obtaining regulatory approval of or integrating or managing acquisitions; the effect of the announcement of any future acquisition on customer relationships and operating results; plans for opening new offices or relocating or closing existing offices; opportunities and goals for future market share growth; expected capital expenditures; loan, lease and deposit growth, including growth from unfunded closed loans; changes in the volume, yield and value of our investment securities portfolio; availability of unused borrowings, the need to issue debt or equity securities, cost savings and other efficiencies associated with, and our ability to consummate, our proposed reorganization; and other similar forecasts and statements of expectation. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “goal,” “hope,” “intend,” “look,” “may,” “plan,” “potential,” “project,” “seek,” “should,” “target,” “trend,” “will,” “would,” or the negative of these terms or other words of similar expressions identify forward-looking statements.

Actual future performance, outcomes and results may differ materially from those expressed in these forward-looking statements made by us and our management due to certain risks, uncertainties and assumptions. Certain factors that may affect our future results include, but are not limited to:

•

potential delays or other problems in implementing our growth, expansion and acquisition strategies, including delays in identifying satisfactory sites, hiring or retaining qualified personnel, obtaining regulatory or other approvals, obtaining permits and designing, constructing and opening new offices;

•	the ability to enter into and/or close additional acquisitions;

•	problems with, or additional expenses relating to integrating acquisitions;

•	the inability to realize expected cost savings and/or synergies from acquisitions, including our proposed reorganization;

•	problems with managing acquisitions;

•	the effect of the announcement of any future acquisition on customer relationships and operating results;

•	the ability to consummate our proposed reorganization in a timely manner or at all, including the receipt of shareholder approval and the receipt of required regulatory approvals;

•	the impact of our proposed reorganization on holders of our common stock;

•	the availability of and access to capital;

•	possible downgrades in our credit ratings or outlook which could increase the costs of funding from capital markets;

•	the ability to attract new or retain existing or acquired deposits, or to retain or grow loans and leases, including growth from unfunded closed loans;

•	the ability to generate future revenue growth or to control future growth in non-interest expense;

•	interest rate fluctuations, including changes in the yield curve between short-term and long-term interest rates;

•	competitive factors and pricing pressures, including their effect on our net interest margin;

•

general economic, unemployment, credit market and real estate market conditions, and the effect of such conditions on the creditworthiness of borrowers and lessees, collateral values, the value of investment securities and asset recovery values;

•	changes in legal and regulatory requirements, including additional legal, financial and regulatory requirements to which we are subject as a result of our total assets exceeding $10 billion;

•	changes in federal income tax laws and regulations which may affect the relative income tax advantages of our products;

•

recently enacted and potential legislation and regulatory actions, and the costs and expenses to comply with new legislation and regulatory actions, including legislation and regulatory actions intended to stabilize economic conditions and credit markets, strengthen the capital of financial institutions, increase regulation of the financial services industry and protect homeowners or consumers;

•	changes in U.S. government monetary and fiscal policy;

•	possible further downgrade of U.S. Treasury securities;

•	our ability to keep pace with technological changes, including changes regarding cyber security;

•	an increase in the incidence or severity of fraud, illegal payments, security breaches and other illegal acts impacting us or our customers;

•	adoption of new accounting standards or changes in existing standards; and

•

adverse results (including costs, fines, reputational harm and/or other negative effects) from current or future litigation, including the outcome of any legal proceeding related to our proposed reorganization that may be instituted against the Company or the Bank, regulatory examinations or other legal and/or regulatory actions, as well as other factors described in the other reports we file with the SEC, including those factors included in the disclosures under the heading “Forward-Looking Information” and “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K for the year ended December 31, 2016 and our most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.

Should one or more of the foregoing risks materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described in the forward-looking statements. Forward-looking statements included herein should not be relied upon as representing our expectations or beliefs as of any date subsequent to the date of this prospectus supplement. Except as required by law, we undertake no obligation to update or revise any forward-looking statements contained in this prospectus supplement, the accompanying prospectus or any free-writing prospectus, whether as a result of new information, future events or otherwise. The factors discussed herein are not intended to be a complete summary of all risks and uncertainties that may affect our businesses. Though we strive to monitor and mitigate risk, we cannot anticipate all potential economic, operational and financial developments that may adversely impact our operations and our financial results. Forward-looking statements should not be viewed as predictions and should not be the primary basis upon which investors evaluate an investment in our securities.

Any investor in our securities should consider all risks and uncertainties disclosed in our SEC filings described below under the heading “Where you can find more information,” all of which are accessible on the SEC’s website at http://www.sec.gov.

Summary

This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus, and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, especially the risks discussed under “Risk factors” beginning on page S-9 of this prospectus supplement, along with our consolidated financial statements and notes to the consolidated financial statements incorporated by reference in this prospectus supplement, and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

In this prospectus supplement, unless the context otherwise requires, the terms “we,” “us,” “our,” and “Ozarks” refer to Bank of the Ozarks, Inc. and its consolidated subsidiaries, the term “the Company” refers to Bank of the Ozarks, Inc., and the term “the Bank” refers to Bank of the Ozarks, the Company’s wholly-owned bank subsidiary.

The company

Bank of the Ozarks, Inc. was incorporated in June 1981 as an Arkansas corporation and is a bank holding company registered under the Bank Holding Company Act of 1956. We own an Arkansas state chartered subsidiary bank, Bank of the Ozarks, that conducts banking operations through 250 offices in Arkansas, Georgia, North Carolina, Texas, Florida, Alabama, South Carolina, New York and California.

Ozarks common stock trades on the NASDAQ Global Select Market under the symbol “OZRK.” At March 31, 2017, Ozarks had unaudited consolidated total assets of approximately $19.15 billion, total deposits of approximately $15.71 billion and total common shareholders’ equity of approximately $2.87 billion.

We provide a wide range of retail and commercial banking services. Deposit services include, among others, checking, savings, money market, time deposit and individual retirement accounts. Loan services include various types of real estate, consumer, commercial, industrial and agricultural loans and various leasing services. We also provide mortgage lending; treasury management services for businesses, individuals and non-profit and governmental entities, including wholesale lock box services; remote deposit capture services; trust and wealth management services for businesses, individuals and non-profit and governmental entities, including financial planning, money management, custodial services and corporate trust services; real estate appraisals; ATMs; telephone banking; online and mobile banking services, including electronic bill pay and consumer mobile deposits; debit cards, gift cards and safe deposit boxes, among other products and services. Through third party providers, we offer credit cards for consumers and businesses and processing of merchant debit and credit card transactions.

The Company may be contacted at (501) 978-2265 or P. O. Box 8811, Little Rock, Arkansas 72231-8811.

Recent developments

Proposed corporate reorganization

On April 10, 2017, the Company, as part of an internal corporate reorganization, entered into an Agreement and Plan of Merger (the “Plan of Merger”) with the Bank. Under the terms of the Plan of Merger, the Company will be merged with and into the Bank (the “reorganization”) with the Bank continuing as the surviving entity. The Company expects that the reorganization will lead to managerial, operational and administrative cost savings and efficiencies associated with the elimination of redundant activities, including but not limited to, simplified financial reporting (consolidated accounting), elimination of regulatory oversight by the Federal Reserve Board (“FRB”) with respect to bank holding company activities, decreased registration fees as the Bank’s stock is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) and consolidation of governance and organizational structure, including Company/Bank policies and procedures, risk management, and the elimination of dual boards of directors and joint board meetings.

At the effective time of the reorganization, the outstanding shares of the Company’s common stock, par value $0.01 per share, including the shares to be issued in connection with this offering, will automatically be converted into an equal number of shares of the Bank’s common stock, par value $0.01 per share. As a result, the shares of capital stock of the Bank will be owned directly by the Company’s shareholders in the same proportion as their ownership of the Company’s capital stock immediately prior to the reorganization. In addition, the Company’s outstanding trust preferred securities and related subordinated debentures, and subordinated notes, and all obligations thereunder, will be assumed by the Bank. The Bank will also assume the Company’s equity incentive plans, equity compensation plans, and other compensation plans, along with all options, unvested time-based and performance-based restricted stock, and any other equity or equity-based awards under such plans. Each equity award will be subject to the same terms and conditions that applied to the award immediately prior to the effective time of the reorganization, including vesting schedules and other restrictions.

After consummation of the reorganization, the business of the Bank will remain unchanged. The Bank and the Company currently have the same directors, and it is expected that the Bank will continue to have the same directors, with the same terms of service, after the reorganization as the Company had immediately prior thereto. Officers of the Company immediately prior to the reorganization will hold substantially the same positions and titles with the Bank following the reorganization. The offices and other business premises of the Bank will likewise continue to be occupied by the Bank, and the Bank will assume all of the contractual obligations of the Company, including the Company’s outstanding trust preferred securities in the aggregate principal amount of approximately $118 million, and the Company’s subordinated notes in the principal amount of $225 million.

The articles of incorporation and bylaws of the Bank are substantially similar to the articles of incorporation and bylaws of the Company as in effect immediately prior to the reorganization. Immediately following the reorganization, the Bank will have the same number of shares outstanding with the same rights and privileges as the number of shares outstanding of the Company immediately prior to the reorganization. Immediately after the reorganization, the Bank will have substantially the same consolidated assets, liabilities and shareholders’ equity as the Company immediately prior to the reorganization.

After the reorganization, the Bank’s board of directors will have the same corporate governance and oversight committees, including the Nominating and Governance Committee, the Audit Committee, the Personnel and Compensation Committee and the Risk Committee, as the Company’s board of directors had immediately prior to the reorganization, including the same committee charters and committee chairmen as were in place prior to the reorganization.

As an Arkansas state-chartered bank that is not a member of the Federal Reserve System, the Bank will continue to be subject to regulation and supervision by the Arkansas State Bank Department (“ASBD”) and the Federal Deposit Insurance Corporation (“FDIC”). The Company is currently subject to regulation and supervision by the FRB as a bank holding company; following the reorganization, the Bank will generally not be subject to the FRB’s regulation and supervision, except such regulations as are made applicable to the Bank by law or the regulations of the FDIC (such as those with respect to check clearing activities (Regulation CC), establishment of reserves against deposits (Regulation D), and restrictions on extensions of credit to insiders and transactions with affiliates (Regulations O and W)).

Following the reorganization, it is expected that the Bank’s shares of common stock will be listed on the NASDAQ Global Select Market under the same ticker symbol currently used by the Company, “OZRK.” The Bank’s common stock will be registered with the FDIC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which vests the FDIC with the power to administer and enforce certain sections of the Exchange Act applicable to banks. Following the reorganization, the Bank will not file periodic or current reports or other materials that are required under the Exchange Act with the SEC but will be required to file such periodic and current reports and other materials with the FDIC.

Pursuant to Section 3(a)(2) of the Securities Act, securities issued by the Bank, including the common stock to be issued in connection with the reorganization, are exempt from registration under the Securities Act.

Only our shareholders of record at the close of business on May 1, 2017 are entitled to receive notice of and to vote at the special meeting of shareholders on the reorganization and the other business properly brought before the meeting. Shares issued in this offering will not satisfy such record date and thus will not be entitled to vote on the reorganization but will be converted into shares of the Bank’s common stock if the reorganization is consummated. Such shares of the Bank’s common stock will be subject to certain additional risks and uncertainties. See “Risk factors” for a discussion of the risks associated with the reorganization and the Bank’s common stock.

In connection with the reorganization, the Company will convene and hold a special meeting of its shareholders on June 23, 2017 to consider and vote upon the reorganization. The reorganization is subject to various closing conditions including, among others, (i) approval by the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote on the reorganization, (ii) receipt of all required regulatory approvals, including the approval of the FDIC and ASBD, and (iii) approval for listing on NASDAQ of the Bank’s common stock.

The offering

Common stock offered by the Company	6,600,000 shares, or 7,590,000 shares if the underwriter exercises its option to purchase additional shares in full.

Common stock outstanding before this offering	121,593,153 shares as of May 23, 2017.

Common stock outstanding after this offering	128,193,153 shares, or 129,183,153 shares if the underwriter exercises its option to purchase additional shares in full.

Dividends	The decision to declare and pay any dividends on our common stock in the future will be at the sole discretion of the Board of Directors of the Company prior to our proposed reorganization, or the Bank (the “Board”) after our proposed reorganization, if it is approved by the Company’s shareholders, and may be reduced or eliminated at any time. Any future determination to pay dividends on our common stock will depend upon our results of operations, financial condition, capital requirements, regulatory and contractual restrictions, our business strategy and other factors that the Board deems relevant, and will be subject to bank regulatory limits and possible approval requirements.

Voting rights	Each holder of our common stock is, or after our proposed reorganization, each holder of the Bank’s common stock will be, entitled to one vote per share held on all matters on which shareholders are entitled to vote, except as otherwise required by law.

Use of proceeds	We estimate that the net proceeds to us from this offering, after deducting estimated offering expenses payable by us, will be approximately $299.7 million, or approximately $344.7 million if the underwriter exercises its option to purchase additional shares in full.

We intend to use the net proceeds from this offering to support the Company’s organic growth, including growth in non-purchased loans and leases, for potential future acquisitions, and for general corporate purposes. See “Use of proceeds.”

Proposed reorganization	If the proposed reorganization is consummated, the outstanding shares of our common stock, including the shares to be issued in connection with this offering, will automatically be converted into an equal number of shares of the Bank’s common stock.

Risk factors	You should read the “Risk factors” section of this prospectus supplement beginning on page S-9 for a discussion of factors to consider before deciding to purchase shares of our common stock, including factors relating to shares of the Bank’s common stock you will receive if the proposed reorganization is consummated.

NASDAQ symbol	OZRK

Risk factors

An investment in the Company’s common stock involves risks. Before making an investment decision, you should carefully consider the risks described below and under “Risk Factors” in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q following the most recent Form 10-K, and in all other information appearing in this prospectus supplement, the accompanying prospectus, or incorporated by reference into this prospectus supplement and the accompanying prospectus. In addition to the risks below, the material risks and uncertainties that management believes affect the Company will be described in those documents. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. This prospectus supplement is qualified in its entirety by these risk factors.

Company common stock

Shares of our common stock issued in this offering will not be entitled to vote on the reorganization.

Only Company shareholders of record at the close of business on May 1, 2017 are entitled to receive notice of and to vote at the special meeting of shareholders on the reorganization and the other business properly brought before the meeting. Shares issued in this offering will not satisfy such record date and thus will not be entitled to vote on the reorganization. If the reorganization is approved at the special meeting of shareholders and the other closing conditions are satisfied, then the Company will be merged with and into the Bank, each outstanding share of the Company’s common stock (including shares issued in this offering) will be automatically converted into one share of the Bank’s common stock, and the Bank will be owned directly by the Company’s shareholders in the same proportion as their ownership of the Company immediately prior to the reorganization. For risk factors pertaining to the Bank’s common stock, see “Risk factors—Bank common stock” below.

Shares of our common stock issued in this offering will not be entitled to exercise dissenters’ rights in connection with the reorganization.

In accordance with Subchapter 13 of the Arkansas Business Corporation Act (“ABCA”), only Company shareholders that were the beneficial owner of their shares prior to the public announcement of the reorganization (April 11, 2017) will be eligible to obtain payment after properly perfecting their statutory dissenters’ rights under Arkansas law. Because the shares of Company common stock issued in this offering will be issued after April 11, 2017, such shares will not be eligible for any payment related to the exercise of dissenters’ rights in connection with the reorganization.

This offering will be dilutive, and there may be future dilution of our shares of common stock.

Giving effect to the issuance of shares of our common stock in this offering, the receipt of the expected net proceeds and the use of those proceeds, this offering will have a dilutive effect on our expected earnings per share for the year ending December 31, 2017. The actual amount of dilution cannot be determined at this time and will be based on numerous factors. Additionally, we are not restricted from issuing additional shares of common stock or preferred stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, shares of our common stock or our preferred stock or any substantially similar securities in the future. The market price of our common stock may be adversely affected by the sale of a significant quantity of our common stock or our preferred stock, or the perception that such a sale could occur. These sales, or the possibility that these sales may occur, also might make it more difficult for us to raise additional capital by selling equity securities in the future at a time and price that we deem appropriate.

Shares of our common stock are not an insured deposit.

Shares of our common stock are not bank deposits and are not insured or guaranteed by the FDIC or any other governmental agency. An investment in our common stock has risks, and you may lose your entire investment.

The market price and trading volume of our common stock may be volatile, which could result in rapid and substantial losses for our shareholders.

The market price of our common stock may be volatile and could be subject to wide fluctuations. In addition, the trading volume of our common stock may fluctuate and cause significant price variations, including significant declines, to occur. If the market price of our common stock declines significantly, you may be unable to resell your shares of common stock at or above your purchase price, if at all. Some, but not all, of the factors that could negatively affect the price of our common stock, or result in fluctuations in the price or trading volume of our common stock, include:

•	Actual or anticipated variations in our quarterly operating results or failure to meet the market’s earnings or other performance expectations;

•	Publication of research reports about us or the financial services industry in general;

•	The failure of securities analysts to continue coverage of our common stock;

•	Additions to or departures of our key personnel;

•	Adverse market reactions to any indebtedness we may incur or securities we may issue in the future;

•	Actions by our shareholders, including sales of common stock by existing shareholders and our directors and executive officers;

•	Adverse market reactions to our proposed reorganization;

•	The operating and securities price performance of companies that investors consider to be comparable to us;

•	Changes or proposed changes in laws or regulations affecting our business; and

•	Actual or potential litigation or governmental investigations.

In addition, if the market for stocks in our industry, or the stock market in general, experiences a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, results of operations or financial condition. Our stock price could fall for any of the foregoing reasons or others.

Securities analysts may have unfavorable views of our common stock.

The trading market for our common stock depends in part on the research and reports that securities analysts publish about us and our business. We do not have any control over these securities analysts. If our common stock is the subject of an unfavorable report, the price of our common stock may decline. Additionally, if one or more of these analysts cease to cover us or fail to publish regular reports on us, we could lose visibility in the financial markets, which could cause the price or trading volume of our common stock to decline.

We may not continue to pay dividends on our common stock.

Holders of our common stock are only entitled to receive such dividends as our Board may declare out of funds legally available for payment. We are not required to pay dividends on our common stock and may reduce or eliminate common stock dividends at any time in the future. This could adversely affect the market price of our common stock. Dividends on our common stock are also subject to bank regulatory limits and possible approval requirements, and our regulators can, such as in the event we become subject to an enforcement action or depending upon our regulatory status, prevent us from paying any dividends on our common stock. Further, under the Dodd-Frank Act, we are required to conduct annual stress tests, and if the results of those stress tests are not satisfactory to the FDIC, we could be required to reduce or eliminate our dividends. Our Board will continue to evaluate the payment of dividends based on our results of operations, financial condition, capital requirements, regulatory and contractual restrictions, our business strategy and other factors our Board deems relevant.

Our common stock is subordinate to our existing and future indebtedness and preferred stock.

Shares of our common stock are equity interests and do not constitute indebtedness. As such, our common stock ranks junior to all our deposits and indebtedness, and other non-equity claims on us, with respect to assets available to satisfy claims. Additionally, holders of common stock could become subject to the prior dividend and liquidation rights of the holders of any series of preferred stock we may issue.

Bank common stock

Assuming the reorganization is consummated, at the effective time of the reorganization Company shareholders will automatically receive Bank common stock, and thus will be holding an investment in Bank common stock. An investment in the Bank’s common stock in connection with the reorganization involves risks. The following risks and other information in this document should be carefully considered before deciding to purchase shares in this offering. These risks may adversely affect the Bank’s financial condition, results of operations or liquidity. Many of these risks are out of the Bank’s direct control, though efforts are made to manage those risks while optimizing financial results. These risks are not the only ones the Bank faces. Additional risks and uncertainties that the Bank is not aware of or focused on or that it currently deems immaterial may also adversely affect its business and operation.

Because the operations of the Company are conducted through the Bank, the operational risks faced by the Bank are substantially the same as those faced by the Company. For a description of such risks, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which item is incorporated herein by reference. In addition, certain risks that are specific to the reorganization and/or the Bank are described below.

The reorganization is subject to the receipt of consents and approvals from government entities that may impose conditions that could have an adverse effect on the Bank.

Before the reorganization may be completed, various approvals or consents must be obtained from federal and state governmental entities. These governmental entities may impose conditions on the completion of the reorganization or require changes to the terms of the reorganization. Although the Company does not currently expect that any such conditions or changes would be imposed, there can be no assurance that they will not be, and such conditions or changes could have the effect of delaying completion of the reorganization or imposing additional costs on or limiting the revenues of the Bank following the reorganization, any of which might have a material adverse effect on the Bank following the reorganization.

The reorganization will not be completed unless important conditions are satisfied.

Specified conditions set forth in the plan of merger must be satisfied or waived to complete the reorganization. If the conditions are not satisfied or waived, to the extent permitted by law or stock exchange rules, the reorganization will not occur or will be delayed and each of the Company and the Bank may lose some or all of the intended benefits of the reorganization and you will not receive shares of Bank common stock. The following conditions, in addition to other closing conditions, must be satisfied or, if permissible, waived before the Company and the Bank complete the reorganization:

•	the approval of the plan of merger and reorganization by the requisite vote of the Company’s shareholders;

•

the receipt of all material regulatory approvals required for consummation of the reorganization, including the approval for listing on NASDAQ of the Bank’s common stock to be issued in the reorganization;

•	the absence of any order by a court or regulatory authority that enjoins or prohibits the reorganization; and

•

receipt by the Company’s board of directors of satisfactory evidence that the reorganization will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, or the Code, for U.S. federal income tax purposes.

The reorganization may fail to qualify as a reorganization for U.S. federal income tax purposes, resulting in your recognition of taxable gain or loss in respect of your company shares.

The Company and the Bank intend the reorganization to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Although the Internal Revenue Service, or IRS, will not provide a ruling on the matter, the Company will, as a condition to closing, obtain satisfactory evidence that the reorganization will constitute a “reorganization” under Section 368(a) of the Code for U.S. federal income tax purposes. If the reorganization fails to qualify as such a reorganization, Company shareholders would generally recognize gain or loss on each share of Company common stock surrendered in an amount equal to the difference between such shareholders’ adjusted tax basis in that share and the fair market value of the consideration received in exchange for that share upon completion of the reorganization.

The Company and/or the Bank may be subject to claims and litigation pertaining to the reorganization that could prevent or delay the completion of the reorganization.

Any lawsuits filed in connection with our proposed reorganization could prevent or delay completion of the reorganization and result in substantial costs to the Company and the Bank, including any costs associated with indemnification of directors and officers of the Company and the Bank. The defense or settlement of any lawsuit or claim that may be filed seeking remedies against the Company, the Bank or their respective boards of directors in connection with the reorganization that remains unresolved at the effective time of the reorganization may adversely affect the Bank’s business, financial condition, results of operations and cash flows.

The Bank may need to raise additional capital in the future to continue to grow, but that capital may not be available when needed.

Federal and state bank regulators require the Bank to maintain adequate levels of capital to support operations. At March 31, 2017, the Bank’s regulatory capital ratios were above “well-capitalized” levels under regulatory guidelines. However, the Bank’s business strategy calls for continued growth in its existing banking markets (through currently operating offices, opening additional offices and making additional acquisitions) and to expand into new markets as appropriate opportunities arise. Growth in assets at rates in excess of the rate at which the Bank’s capital is increased through retained earnings could reduce its capital ratios unless it continues to increase capital through external sources. If the Bank’s capital ratios were to fall below “well-capitalized” levels, the FDIC insurance assessment rate would increase until capital is restored and maintained at a “well-capitalized” level.

Additionally, should the Bank’s capital ratios fall below “well-capitalized” levels, certain funding sources could become more costly or could cease to be available to the Bank until such time as capital is restored and maintained at a “well-capitalized” level. A higher assessment rate resulting in an increase in FDIC insurance premiums, increased cost of funding or loss of funding sources could have an adverse effect on the Bank’s financial condition, results of operations and liquidity.

The Bank may need to raise additional capital in the future to provide it with sufficient capital resources and liquidity to meet its commitments and business needs. Prior to the reorganization, the Company was able to raise capital and contribute the proceeds to the Bank as its subsidiary; following the reorganization, the Bank will be required to raise additional capital directly. Because the Bank will be a publicly-traded company, a likely source of additional funds is the capital markets, accomplished generally through the issuance of equity, including common stock, preferred stock, warrants, depository shares, stock purchase contracts or stock purchase units, and the issuance of subordinated debt. The Bank’s ability to raise additional capital, including subordinated debt, if needed, will depend, among other things, on conditions in the equity and/or debt markets at that time, which are outside of its control, and its financial performance. Other than common stock, any issuance of equity or debt by the Bank will require the prior approval of the ASBD, and may be accompanied by time delays associated with obtaining such approval. If market conditions change while the Bank is waiting to obtain regulatory approval, the Bank may not be able to issue equity or debt on as favorable terms as were contemplated at the time of commencement of the process, or at all.

The Bank cannot assure you that access to such external capital and liquidity sources will be available to it on acceptable terms or at all. Any occurrence that may limit its access to the capital markets, such as a decline in the confidence of debt purchasers, our depositors or counterparties participating in the capital markets, may materially and adversely affect its capital costs and its ability to raise capital and/or debt and, in turn, its liquidity. If the Bank cannot raise additional capital when needed, its ability to expand through internal growth or acquisitions or to continue operations could be impaired.

The price of the Bank’s common stock will be affected by a variety of factors, many of which are outside the Bank’s control.

Stock price volatility may make it more difficult for investors to sell shares of the Bank’s common stock at times and prices they find attractive. The Bank’s common stock price may fluctuate significantly in response to a variety of factors, including, among other things:

•	actual or anticipated variations in quarterly results of operations;

•	recommendations or changes in recommendations by securities analysts;

•	operating and stock price performance of other companies that investors deem comparable to the Bank;

•	news reports relating to trends, concerns and other issues in the financial services industry;

•	perceptions in the marketplace about the Bank and/or its competitors;

•	new technology used, or services offered, by competitors;

•	significant acquisitions or business combinations, strategic partnerships, joint ventures, or capital commitments by or involving the Bank or its competitors; and

•	changes in governmental regulations.

General market fluctuations, industry factors and general economic and political conditions and events such as economic slowdowns, expected or incurred interest rate changes, credit loss trends and various other factors and events could adversely affect the price of the Bank’s common stock.

The Bank cannot guarantee that it will pay dividends to common shareholders in the future.

The Bank’s shareholders are only entitled to receive dividends on its common stock as the Bank’s board of directors may declare out of funds legally available for such payments. Although the Company has historically declared such dividends, the Bank is not required to do so and may reduce or eliminate its common stock dividend in the future. The Bank’s ability to pay dividends to its shareholders is subject to the restrictions set forth in Arkansas law, by the Bank’s federal regulator, and by certain covenants contained in the indentures governing the trust preferred securities, the subordinated debentures and the subordinated notes that will be assumed in the reorganization by the Bank. For example, in the event we become subject to an enforcement action or depending upon our regulatory status, our regulators may prevent the Bank from paying dividends to its shareholders. There can be no assurance that the Bank will pay dividends to its common shareholders in the future.

The holders of the subordinated debentures and subordinated notes that will be assumed by the Bank in the proposed reorganization will have rights that are senior to those of its common shareholders and any future debt or preferred equity securities it may offer may adversely affect the market price of the Bank’s common stock.

At March 31, 2017, the Company had an aggregate of $118 million of floating rate subordinated debentures and related trust preferred securities outstanding, all of which will be assumed by the Bank in the reorganization. The Company (and, following the reorganization, the Bank) guarantees payment of the principal and interest on the trust preferred securities, and such debentures will be senior to shares of the Bank’s common stock. As a result, the Bank must make payments on the subordinated debentures (and the related trust preferred securities) before any dividends can be paid on shares of its common stock and, in the event of the Bank’s bankruptcy, dissolution or liquidation, the holders of the subordinated debentures would receive a distribution from its available assets before any distributions could be made to the holders of common stock. The Bank has the right to defer distributions on the subordinated debentures and the related trust preferred securities for up to five years, during which time no dividends may be paid to holders of the Bank’s common stock.

At March 31, 2017, the Company had an aggregate principal amount of $225 million of outstanding subordinated notes which will be assumed by the Bank in the reorganization and will be senior to shares of the Bank’s common stock. In the event of the Bank’s bankruptcy, dissolution or liquidation, the holders of the subordinated notes would receive a distribution from its available assets before any distribution could be made to the holders of common stock.

The Bank may from time to time issue debt securities, which would be senior to its common stock upon liquidation, and/or preferred equity securities, which in turn may be senior to its common stock for purposes of dividend distributions or upon liquidation, or the Bank may borrow money through other means. The Bank’s board of directors is authorized to issue one or more classes or series of preferred stock from time to time without any action on the part of its shareholders, so long as the Bank obtains the prior approval of the Arkansas Bank Commissioner to issue such securities. The Bank’s board of directors also has the power, without shareholder approval, to set the terms of any such classes or series of preferred stock that may be issued, including voting rights, dividend rights, and preferences over the Bank’s common stock with respect to dividends or upon its dissolution, winding-up and liquidation and other terms. If the Bank issues preferred stock in the future that has a preference over its common stock with respect to the payment of dividends or upon its liquidation, dissolution, or winding up, or if it issues preferred stock with voting rights that dilute the voting power of its common stock, the rights of holders of its common stock or the market price of its common stock could be adversely affected.

The Bank’s common stock trading volume may not provide adequate liquidity for investors.

Although shares of the Bank’s common stock are expected to be listed on the NASDAQ Global Select Market, the average daily trading volume in the common stock may be less than that of larger financial services companies. A public trading market having the desired characteristics of depth, liquidity and orderliness depends on the presence in the marketplace of a sufficient number of willing buyers and sellers of the common stock at any given time. This presence depends on the individual decisions of investors and general economic and market conditions over which the Bank has no control. Significant sales of the Bank’s common stock in a brief period of time, or the expectation of these sales, could adversely affect the liquidity of the common stock in the marketplace and/or cause a decline in the price of the common stock.

Future issuances of additional equity securities could result in dilution of existing shareholders’ equity ownership.

In connection with the reorganization, the Bank will assume all of the obligations of the Company with respect to outstanding stock options, stock awards and stock grants under the assumed employee and director stock-based incentive plans. In addition, the Bank may determine from time to time to issue additional equity securities to raise additional capital, support growth, or to make acquisitions. Further, in the future it may issue additional stock options, grant restricted stock awards or other stock grants to retain, compensate and/or motivate its employees and directors. These assumed obligations and potential future issuances of the Bank’s securities may dilute the voting and economic interests of existing shareholders.

Issuing additional shares of the Bank’s common stock to acquire other banks and/or bank holding companies may result in dilution for the Bank’s shareholders and may adversely affect the market price of the Bank’s stock.

In connection with the Bank’s growth strategy, it may issue shares of its common stock in the future to acquire additional banks, bank holding companies, and/or other businesses related to the financial services industry. Resales of substantial amounts of common stock in the public market and the potential of such sales could adversely affect the prevailing market price of the Bank’s common stock and impair its ability to raise additional capital through the sale of equity securities.

The Bank’s common stock is not an insured deposit.

Shares of the Bank’s common stock are not a bank deposit and, therefore, losses in value are not insured by the FDIC, any other deposit insurance fund or by any other public or private entity. An investment in shares of the Bank’s common stock is inherently risky for the reasons described in this “Risk factors” section, and is subject to the same market forces and investment risks that affect the price of common stock in any other company, including the possible loss of some or all principal invested.

Shares of the Bank’s common stock following the reorganization will be registered with the FDIC, which may interpret, implement or enforce federal securities laws in a manner different than the SEC.

The SEC is generally responsible for interpreting, implementing and enforcing federal securities laws, including the provisions of the Securities Act and the Exchange Act, for issuers that are not banks. If the proposed reorganization is consummated, we will no longer have a non-bank parent holding company and the Bank itself will become our top-tier publicly traded entity, with all shares of our common stock automatically converting into shares of the Bank’s common stock. Because the Bank is a state-chartered bank and not a member of the Federal Reserve System, the shares of the Bank’s common stock received in the reorganization will be registered solely under the Exchange Act, which vests the FDIC with the power to administer and enforce certain sections of the Exchange Act applicable to banks, as opposed to the SEC. For example, following the reorganization, our filings required under federal securities laws (such as Forms 10-K, 10-Q, 8-K, proxy statements and Forms 3, 4 and 5) will be filed and, where applicable, reviewed by the FDIC, and not the SEC. Although we believe the FDIC seeks to apply the federal securities laws in a manner consistent with the SEC, the FDIC may interpret, implement or enforce federal securities laws in a manner that is different from the SEC.

Use of proceeds

We estimate that the net proceeds to us from this offering, after deducting estimated offering expenses payable by us, will be approximately $299.7 million, or $344.7 million if the underwriter exercises its option to purchase additional shares in full.

We intend to use the net proceeds from this offering to support the Company’s organic growth, including growth in non-purchased loans and leases, for potential future acquisitions, and for general corporate purposes.

Capitalization

The following table sets forth our capitalization, including regulatory capital ratios, on a consolidated basis, as of March 31, 2017:

•	on an actual basis; and

•

on an adjusted basis to give effect to the sale of 6,600,000 shares of our common stock in this offering (assuming the underwriter’s option to purchase additional shares is not exercised), as if the offering had been consummated on March 31, 2017, at a price of $45.45 per share and the application of the net proceeds of this offering in the manner contemplated in the section “Use of proceeds.”

This information should be read together with the financial and other data in this prospectus supplement as well as the consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 and our Annual Report on Form 10-K for the year ended December 31, 2016, which are incorporated by reference into this prospectus supplement.

	At March 31, 2017
	Actual	As adjusted
	(dollars in thousands, except per share amounts)

Liabilities:
Total deposits	$15,713,427	$15,713,427
Repurchase agreements with customers	80,609	80,609
Other borrowings	42,291	42,291
Subordinated notes	222,611	222,611
Subordinated debentures	118,380	118,380
Accrued interest payable and other liabilities	98,290	98,290

Total liabilities	16,275,608	16,275,608

Stockholders’ equity:
Preferred stock; $0.01 par value; 1,000,000 shares authorized; no shares outstanding at March 31, 2017	—	—
Common stock; $0.01 par value; 300,000,000 shares authorized; 121,575,047 shares issued (actual) at March 31, 2017; and 128,175,047 shares issued (as adjusted) at March 31, 2017	1,216	1,282
Additional paid-in capital	1,907,893	2,207,550
Retained earnings	982,275	982,275
Accumulated other comprehensive income (loss)	(18,067)	(18,067)
Noncontrolling interest	3,287	3,287

Total stockholders’ equity	2,876,604	3,176,327

Total liabilities and stockholders’ equity	$19,152,212	19,451,935

Capital Ratios
Common equity tier 1 to risk-weighted assets	9.94%	11.17%
Tier 1 capital to risk-weighted assets	9.94%	11.17%
Total capital to risk-weighted assets	11.89%	13.09%
Tier 1 leverage to average assets	11.95%	13.39%

Price range of shares of common stock and dividends declared

Our common stock is listed on NASDAQ under the symbol “OZRK.” The following table sets forth the high and low sales prices per share of our common stock and the cash dividends declared for the periods indicated.

Quarter ended	High	Low	Cash dividends declared
March 31, 2017	$56.86	$47.56	$0.170
December 31, 2016	54.92	35.53	0.165
September 30, 2016	40.99	33.51	0.160
June 30, 2016	45.34	33.66	0.155
March 31, 2016	49.23	35.87	0.150
December 31, 2015	54.96	41.71	0.145
September 30, 2015	46.90	37.96	0.140
June 30, 2015	48.68	36.31	0.135
March 31, 2015	38.22	32.35	0.130

We paid a dividend of $0.175 per share of common stock on April 21, 2017 to shareholders of record as of April 14, 2017. For information on dividend restrictions, see “Risk factors—Company common stock—We may not continue to pay dividends on our common stock” and “—Bank common stock—The Bank cannot guarantee that it will pay dividends to common shareholders in the future.”

The decision to declare and pay any dividends in the future will be at the sole discretion of the Board and may be reduced or eliminated at any time. Any future determination to pay dividends on our common stock will depend upon our results of operations, financial condition, capital requirements, regulatory and contractual restrictions, our business strategy and other factors that the Board deems relevant, and will be subject to bank regulatory limits and possible approval requirements.

We are also subject to federal bank regulatory requirements that in some situations could affect our ability to pay dividends. The FDIC’s prompt corrective action regulations prohibit institutions such as us from making any “capital distribution,” which includes any transaction that the FDIC determines, by order or regulation, to be “in substance a distribution of capital,” unless the institution will continue to be at least adequately capitalized after the distribution is made. Pursuant to these provisions, it is possible that the FDIC would seek to prohibit the payment of dividends on our capital stock if we would fail to maintain a status of at least adequately capitalized after such dividend. Applicable Arkansas banking laws also contain provisions that may restrict our ability to pay dividends. All dividends out of capital stock are payable out of our capital surplus. Further, under the Dodd-Frank Act, we are required to conduct annual stress tests, and if the results of those stress tests are not satisfactory to the FDIC, we could be required to reduce or eliminate our dividends.

Description of Bank capital stock and comparison of shareholders’ rights

The following description summarizes the material terms of the Bank’s capital stock and describes the material differences, and some of the important similarities, between the rights of the Company’s and the Bank’s shareholders. Because it is only a summary, it may not contain all the information that is important to you. For a complete description, you should refer to the Bank’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, which will be provided upon request, and any applicable provisions of relevant law.

General

As a result of the reorganization, shareholders of the Company, an Arkansas corporation whose rights are presently governed by the ABCA and the Company’s articles of incorporation and bylaws, will become shareholders of the Bank and, as such, their rights will be governed by the Arkansas Banking Code and, to the extent the provisions of the ABCA are not in conflict with the provisions of the Arkansas Banking Code, the ABCA, as well as the Bank’s articles of incorporation and bylaws. As a result, there will be certain differences between the rights of the shareholders of the Company prior to the reorganization and the rights of the shareholders of the Bank following the reorganization.

The following is not intended to be complete and is qualified by reference to Arkansas law, the Bank’s articles of incorporation and bylaws and the Company’s articles of incorporation and bylaws. Copies of each of these documents will be sent to holders of shares of Company common stock upon request.

Authorized capital stock

The Bank’s articles of incorporation authorize the issuance of 300,000,000 shares of common stock, $0.01 par value, of which 2,340 shares are issued and outstanding, and 100,000,000 shares of preferred stock, $0.01 par value, none of which are issued or outstanding.

The Company’s articles of incorporation authorize the issuance of 300,000,000 shares of common stock, $0.01 par value, of which 121,575,047 shares were issued and outstanding as of March 31, 2017, and 1,000,000 shares of preferred stock, $0.01 par value, none of which are issued or outstanding.

Holders of the Bank’s and the Company’s common stock are entitled to one vote per share for all purposes. They are entitled to such dividends, if any, as may be declared by the board of directors in compliance with the provisions of the ABCA and, in the case of the Bank, the Arkansas Banking Code, and the regulations of the appropriate regulatory authorities, and to receive the net assets of the corporation upon dissolution.

Both the Bank’s and the Company’s board of directors may authorize the issuance of authorized but unissued shares of common stock without shareholder approval, unless such approval is required in a particular case by applicable laws or regulations or requirements of any national securities exchange on which such common stock is traded. The authorized but unissued shares of Bank or Company common stock are issuable from time to time for any corporate purpose, including, without limitation, stock splits, stock dividends, employee benefit and compensation plans, acquisitions, and public or private sales for cash as a means of raising capital. These shares could be used to dilute the stock ownership of persons seeking to obtain control of the Bank or the Company. In addition, the sale of a substantial number of shares of Bank or Company common stock to persons who have an understanding with the Bank or Company, as the case may be, concerning the voting of such shares, or the distribution or declaration of a common stock dividend to the Bank’s or Company’s shareholders, may have the effect of discouraging or increasing the cost of unsolicited attempts to acquire control of the Bank or the Company.

Holders of the Bank’s common stock, like holders of the Company’s common stock, do not have any preemptive, conversion or redemption rights. The outstanding shares of the Bank’s and the Company’s common stock are fully paid and non-assessable.

As permitted under Arkansas law, the Bank’s and the Company’s articles of incorporation allow the board of directors to issue preferred stock from time to time in one or more series with such designations, powers, preferences and rights as the board of directors may from time to time determine. Both boards of directors can, without shareholder approval (but in the case of the Bank, only with the approval of the ASBD), issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the common stock and may assist management in impeding an unfriendly takeover or attempted takeover. The Company has no issued or outstanding preferred stock, and the board of directors of the Bank has no present plan or understanding to issue any preferred stock.

The approval of the Arkansas Bank Commissioner is required in order for the Bank to repurchase shares of its capital stock (other than payments to shareholders who have perfected dissenters’ rights in connection with a transaction).

Directors and absence of cumulative voting

Under Arkansas law, the number of directors may be fixed or changed by the shareholders or by the directors if so authorized by the articles of incorporation or bylaws. Each of the Bank’s and the Company’s articles of incorporation and bylaws provide that the number of directors shall be fixed from time to time by resolution of the board of directors and shall not be less than three (3) nor more than twenty (20). As of the date of this prospectus supplement, the number of directors of both the Bank and the Company was fixed at sixteen (16) and the Bank and the Company have the same directors. Cumulative voting is not permitted by the Company’s articles of incorporation and is expressly prohibited by the Bank’s articles of incorporation.

The Company’s articles of incorporation authorize its board, by resolution, to divide the directors into two or three classes, with the members of each class to be elected for staggered two- or three-year terms, as applicable. Despite this authorization, the Company’s board of directors has not resolved to classify the directors and presently all directors are elected annually for one-year terms. The Bank’s articles of incorporation do not authorize the board of directors to divide the directors into staggered classes.

The Company’s directors are elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting at which a quorum is present. The Bank’s directors are elected by a plurality, in a contested election, or a majority, in an uncontested election, of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting at which a quorum is present. A “plurality” means the individuals who receive the greatest number of votes cast “FOR” are elected as directors, and a “majority” means that the number of shares voted “FOR” an individual’s election exceeds the number of shares voted “AGAINST” that nominee’s election.

Both the Bank’s and the Company’s bylaws contain a resignation provision pursuant to which any nominee for director of the Company who receives a greater number of “WITHHOLD” votes than “FOR” votes in an uncontested election, or any nominee for director of the Bank who does not receive a majority of the votes cast in an uncontested election, must tender to the Company or Bank board of directors, as applicable, his or her resignation as a director, which will become effective upon acceptance by the board of directors. Within 90 days following the certification of the election results, the Bank or Company board of directors, as applicable, must publicly disclose its decision to either accept or reject the tendered resignation and, if rejected, its reasons for doing so.

The articles of incorporation of the Bank and the Company both provide generally that vacancies on the board of directors (including any vacancy resulting from an increase in the number of directors) shall be filled by the affirmative vote of a majority of the remaining directors for the unexpired term.

Removal of directors

Each of the Bank’s and the Company’s articles of incorporation provide that a director may be removed only for cause, and then only by the affirmative vote of shareholders holding two-thirds of the outstanding shares entitled to vote in the election of such director, at a special meeting of shareholders called for such purpose.

Limitations on director liability

Each of the Bank’s and the Company’s articles of incorporation provide that a director will not be personally liable for monetary damages arising from his or her breach of fiduciary duty as a director. This provision, however, does not eliminate or limit the liability of the Bank’s or the Company’s directors for (1) any breach of the director’s duty of loyalty to the Bank or the Company, respectively, or its shareholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under the ABCA for unlawful distributions, (4) any transaction from which the director received an improper personal benefit, or (5) any action, omission, transaction or breach of a director’s duty creating any third-party liability to any person or entity other than the Bank or the Company, respectively, or its shareholders.

Indemnification

The ABCA permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Additionally, the ABCA permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court of chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court of chancery or such other court shall deem proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits regarding any such action, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Unless ordered by a court, the determination of whether indemnification is proper in a specific case will be determined by (1) a majority vote of a quorum consisting of directors who were not party to such suit, (2) if such quorum is unobtainable and the board of directors so directs, by special legal counsel, or (3) by the shareholders.

The ASBD, by order of the Arkansas Bank Commissioner, permits state-chartered banks to indemnify officers, directors and other persons to the maximum extent permitted by the ABCA; provided, that such power shall not be construed to allow indemnification of officers, directors or other persons against expenses, penalties or other payments incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency if the proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by such individual or individuals in the form of payments to a state-chartered bank.

The Company’s articles of incorporation provide that the Company shall indemnify any person who is or was serving as a director, officer, employee or agent of the Company (or who was serving in such capacity for another corporation or entity at the request of the Company) to the full extent permitted by the ABCA. The Bank’s articles of incorporation provide that the Bank shall indemnify any person who is or was serving as a director or officer of the Bank (or who was serving in such capacity for another corporation or entity at the request of the Bank) to the full extent permitted by the ABCA and the ASBD.

The rights of indemnification provided in the Company’s and the Bank’s articles of incorporation are not exclusive of any other rights which may be available under the bylaws, any insurance or other agreement, by vote of shareholders or directors (regardless of whether directors authorizing such indemnification are beneficiaries thereof) or otherwise. In addition, the Company’s articles of incorporation authorize the Company to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, and the Bank’s articles of incorporation authorize the Bank to maintain insurance on behalf of any person who is or was a director or officer of the Bank, in each case whether or not the Company or the Bank, respectively, would have the power to provide indemnification to such person. These provisions are designed to reduce, in appropriate cases, the risks incident to serving in such capacities and to enable the Company and the Bank to attract and retain the best personnel available.

The Company is party to indemnification agreements with its directors and executive officers that will be assumed by the Bank in connection with the reorganization.

Special meetings of shareholders

Special meetings of the shareholders of the Company or the Bank may be called only by the chairman of the board of directors, the chief executive officer, the board of directors, or by a duly designated committee of the board of directors. At the request of holders of at least ten percent (10%) of the shares entitled to vote, the chairman or the chief executive officer of the Company or the Bank, as applicable, shall call a special meeting of the shareholders.

In order to request a special meeting of the Bank’s shareholders as described above, the requisite percentage of Bank shareholders must deliver a special meeting request that includes, among other things, a statement of the purpose of the meeting and the matters proposed to be acted on, the name and address of each requesting shareholder and/or beneficial owner, evidence of the share ownership of such persons, a description of any material interest of such persons in the business proposed for the special meeting, a description of any arrangements between such persons and any other persons regarding the special meeting, a representation whether such persons will appear in person or by proxy at the special meeting to present the proposal(s), a representation whether such shareholders intend to solicit proxies with respect to the proposal(s), and information relating to each shareholder that is required pursuant to Regulation 14A of the Exchange Act. In addition, the special meeting request must relate to an item of business that is a proper subject for shareholder action under law, it may not be received during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting, a similar item may not have been presented at any shareholder meeting held in the preceding 120 days or included in the Bank’s notice to be brought before a called but not yet held shareholder meeting, and it may not violate Regulation 14A or other applicable law. In lieu of calling a special meeting requested by the shareholders, the Bank’s board of directors may present a similar item for shareholder approval at any other shareholder meeting held within 120 days following the Bank’s receipt of the special meeting request.

Shareholder action by written consent

For both the Company and the Bank, shareholder action on a proposal to increase the capital stock or bonded indebtedness may be taken without a meeting if one or more written consents, setting forth the action so taken, shall be signed by all of the shareholders. Any other action required or permitted to be taken at a meeting of shareholders of the Company or the Bank may be taken without a meeting if one or more written consents, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Annual meeting shareholder proposals and advance notice requirement

The bylaws of both the Company and the Bank provide that the only matters that may be transacted at an annual meeting of shareholders are those matters that are specified in the notice of the meeting, otherwise properly brought before the meeting by the board of directors, or otherwise brought before the annual meeting by a shareholder (i) who was a shareholder of record at the time of giving notice and at the time of the meeting, (ii) is entitled to vote at the meeting and (iii) who complies with the notice procedures in the Company’s or the Bank’s bylaws, as applicable.

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder of the Company or the Bank, such shareholder must have given timely notice of the matter in proper written form to the Company’s or the Bank’s secretary.

To be timely, a Company or Bank’s shareholder’s notice must be delivered to or mailed and received at the principal executive office of the Company or the Bank not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is advanced more than 30 days prior to such anniversary date or delayed more than 70 days after such anniversary date then to be timely such notice must be received by the Company or the Bank no later than the later of 70 days prior to the date of the meeting or the 10th day following the day on which public announcement of the date of the meeting was made.

To be in proper written form, a shareholder’s notice to the secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting: (i) a brief description of the business proposed to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder, (iii) the class or series and number of shares of capital stock which are owned beneficially or of record by such shareholder, and (iv) any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act.

Amendment of corporate charter and bylaws

Under the ABCA, the board of directors may amend the articles of incorporation to extend the corporation’s duration, change the name of the corporation to include words required by the ABCA, declare a forward stock split in a class of shares if there is only one class outstanding, and for certain other ministerial actions. Any other amendment to the articles of incorporation must first be approved by a majority of the board of directors and thereafter by the affirmative vote of a majority of all shares voting thereon (assuming the presence of a quorum), voting together as a single class, as well as any such additional vote of any preferred stock, if then issued and outstanding, as may be required by the provisions thereof. The affirmative vote of the holders of at least two-thirds of the shares entitled to vote on the matter, voting together as a single class, as well as such additional vote of any preferred stock, if then issued and outstanding, as may be required by the provisions thereof, is required to amend charter provisions relating to the number, election and removal of directors.

Under the Arkansas Banking Code and the Bank’s bylaws, any amendment to the Bank’s articles of incorporation must be approved first by the Bank’s board of directors, and thereafter by a majority of each class of stock entitled to vote on the proposed amendment; provided, that the affirmative vote of the holders of at least two-thirds of the shares entitled to vote on the matter, voting together as a single class, as well as such additional vote of any preferred stock, if then issued and outstanding, as may be required by the provisions thereof, is required to amend charter provisions relating to the number, election and removal of directors. Any amendment to the Bank’s articles of incorporation must also be approved by the Arkansas State Banking Board and the Arkansas Bank Commissioner.

The bylaws of the Company and the Bank may be amended by the board of directors or the shareholders. Amendment of the bylaws by the board of directors requires the affirmative vote of a majority of the directors then in office. Shareholders of the Company can amend the bylaws at an annual or special meeting of the shareholders at which a quorum is present; shareholders of the Bank can amend the bylaws at an annual meeting at which a quorum is present. A shareholder amendment of the Company’s or Bank’s bylaws requires the affirmative vote of a majority of the shares voted thereon.

Takeover protection statutes

Neither the ABCA nor the Arkansas Banking Code has a corporate takeover protection statute.

Shareholder rights plan

Neither the Bank nor the Company currently has a shareholder rights plan in effect, and neither the Bank nor the Company has any present plans or agreements to adopt such a plan.

U.S. federal income and estate tax consequences to non-U.S. holders

The following is a discussion of U.S. federal income and estate tax considerations relating to the purchase, ownership and disposition of our common stock by Non-U.S. Holders (as defined below) that purchase our common stock pursuant to this offering and hold such common stock as a “capital asset” within the meaning of Section 1221 of the Code. This discussion is based on the Code, U.S. Treasury regulations promulgated or proposed thereunder, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly with retroactive effect, or to different interpretation. This discussion does not address all of the U.S. federal income and estate tax considerations that may be relevant to specific Non-U.S. Holders in light of their particular circumstances, including the impact of the unearned income Medicare contribution tax, or to Non-U.S. Holders subject to special treatment under U.S. federal income tax law (such as banks, insurance companies, dealers in securities or other Non-U.S. Holders that generally mark their securities to market for U.S. federal income tax purposes, controlled foreign corporations, passive foreign investment companies, foreign governments, international organizations, tax-exempt entities, certain former citizens or residents of the United States, or Non-U.S. Holders that hold our common stock as part of a straddle, hedge, conversion or other integrated transaction). This discussion does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal gift or alternative minimum tax considerations.

As used in this discussion, the term “Non-U.S. Holder” means a beneficial owner of our common stock that, for U.S. federal income tax purposes, is:

•	an individual who is neither a citizen nor a resident of the United States;

•	a corporation that is not created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate that is not subject to U.S. federal income tax on income from non-U.S. sources which is not effectively connected with the conduct of a trade or business within the United States; or

•

a trust unless (i) it is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all of its substantial decisions or (ii) it has in effect a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes invests in our common stock, the U.S. federal income tax considerations relating to such investment will depend in part upon the status and activities of such entity or arrangement and the particular partner. Any such partnership should consult its own tax adviser regarding the U.S. federal tax considerations applicable to it and its partners relating to the purchase, ownership and disposition of our common stock.

PERSONS CONSIDERING AN INVESTMENT IN OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

Distributions on common stock

If we make a distribution of cash or other property (other than certain pro rata distributions of our common stock or rights to acquire our common stock) in respect of a share of our common stock, the distribution will generally be treated as a dividend to the extent it is paid from our current or accumulated earnings and profits

(as determined under U.S. federal income tax principles). If the amount of a distribution exceeds our current and accumulated earnings and profits, such excess will generally be treated first as a tax-free return of capital to the extent of the Non-U.S. Holder’s tax basis in such share of our common stock, and then as capital gain realized on the sale or other disposition of our common stock and will be treated as described under “—Sale, exchange or other disposition of common stock,” below.

Except as described below, dividends paid to or for the account of a Non-U.S. Holder are subject to withholding of U.S. federal income tax at a 30% rate, or at a lower rate if provided by an applicable tax treaty and the Non-U.S. Holder has furnished to us or another payor:

•

a valid IRS Form W-8BEN or W-8BEN-E (as applicable) or an acceptable substitute form upon certifying, under penalties of perjury, the status of the Non-U.S. Holder as (or, in the case of a Non-U.S. Holder that is a partnership or an estate or trust, such forms certifying the status of each partner in the partnership or beneficiary of the estate or trust as) a non-U.S. person and the Non-U.S. Holder’s entitlement to the lower treaty rate with respect to such payments; or

•

in the case of payments made outside the United States to an offshore account (generally, an account maintained at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing the entitlement of the Non-U.S. Holder to the lower treaty rate in accordance with U.S. Treasury regulations.

If a Non-U.S. Holder is eligible for a reduced rate of U.S. withholding tax under a tax treaty, such Non-U.S. Holder may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the IRS.

If dividends paid to a Non-U.S. Holder are “effectively connected” with the conduct of a trade or business within the United States, and, if required by a tax treaty, the dividends are attributable to a permanent establishment (or fixed base, in the case of an individual) maintained in the United States, we and other payors are generally not required to withhold tax from the dividends, provided that the Non-U.S. Holder has furnished to us or another payor a valid IRS Form W-8ECI or an acceptable substitute form representing, under penalties of perjury, that:

•	the Non-U.S. Holder is a non-U.S. person; and

•	the dividends are effectively connected with the conduct of a trade or business within the United States and are includible in the gross income of the Non-U.S. Holder.

“Effectively connected” dividends are taxed at rates applicable to U.S. citizens, resident aliens, and domestic U.S. corporations.

In the case of a corporate Non-U.S. Holder, “effectively connected” dividends may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if the Non-U.S. Holder is eligible for the benefits of an income tax treaty that provides for a lower rate.

Sale, exchange or other disposition of common stock

A Non-U.S. Holder will generally not be subject to U.S. federal income tax on gain recognized on a disposition of our common stock unless:

•

the gain is “effectively connected” with the conduct of a trade or business in the United States and, if required by an applicable income tax treaty as a condition for subjecting the Non-U.S. Holder to U.S. taxation on a net income basis, the gain is attributable to a permanent establishment (or fixed base, in the case of an individual) maintained in the United States;

•

such Non-U.S. Holder is an individual who is present in the United States for 183 or more days in the taxable year of the disposition, and certain other conditions exist (except as provided by an applicable treaty); or

•

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or the Non-U.S. Holder’s holding period for our common stock; provided that a Non-U.S. Holder will not be subject to U.S. federal income tax on the gain on a disposition of our common stock if either (i) our common stock is regularly traded on an established securities market in the year the Non-U.S. Holder disposes of the stock and such Non-U.S. Holder did not hold, directly or indirectly, more than 5% of our common stock at any time during the shorter of the five-year period ending on the date of disposition or the Non-U.S. Holder’s holding period for such common stock or (ii) the Non-U.S. Holder is eligible for an applicable treaty exemption. We have not been, are not, and do not anticipate becoming a United States real property holding corporation for U.S. federal income tax purposes.

A Non-U.S. Holder described in the first bullet point above will be required to pay tax on the net gain derived from the sale at generally applicable U.S. federal income tax rates or at a lower rate if provided by an applicable income tax treaty. In the case of a corporate Non-U.S. Holder, “effectively connected” gains that are recognized may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if the Non-U.S. Holder is eligible for the benefits of an income tax treaty that provides for a lower rate.

A Non-U.S. Holder described in the second bullet point above will be required to pay a flat 30% tax (or a reduced rate under an applicable income tax treaty) on the gain derived from the sale, which gain may be offset by U.S. source capital losses. The foregoing discussion is subject to the discussions below under “—FATCA withholding” and “—Information reporting and backup withholding.”

FATCA withholding

Under the Foreign Account Tax Compliance Act provisions of the Code and related Treasury guidance, or FATCA, a withholding tax of 30% will be imposed in certain circumstances on payments of (a) distributions on our common stock and (b) on or after January 1, 2019, gross proceeds from the sale or other disposition of our common stock. In the case of payments made to a “foreign financial institution” (generally including an investment fund), as a beneficial owner or as an intermediary, the tax will generally be imposed, subject to certain exceptions, unless such institution (i) enters into (or is otherwise subject to) and complies with an agreement with the U.S. government, which we refer to as an FFI Agreement, or (ii) is required by and complies with applicable foreign law enacted in connection with an intergovernmental agreement between the United States and a foreign jurisdiction, which we refer to as an IGA, in either case to, among other things, collect and provide to the United States or other relevant tax authorities certain information regarding U.S. account holders of such institution. In the case of payments made to a foreign entity that is not a financial institution (as a beneficial owner), the tax will generally be imposed, subject to certain exceptions, unless such entity provides the withholding agent with a certification that it does not have any “substantial” U.S. owner (generally, any specified U.S. person that directly or indirectly owns more than a specified percentage of such entity) or that identifies its “substantial” U.S. owners. If our common stock is held through a foreign financial institution that enters into (or is otherwise subject to) an FFI Agreement, such foreign financial institution (or, in certain cases, a person paying amounts to such foreign financial institution) will generally be required, subject to certain exceptions, to withhold such tax on payments of dividends and proceeds described above made to (x) a person (including an individual) that fails to comply with certain information requests or (y) a foreign financial institution that has not entered into (and is not otherwise subject to) an FFI Agreement and is not otherwise exempted from FATCA pursuant to applicable foreign law enacted in connection with an IGA. Coordinating rules may limit duplicative withholding in cases where the withholding described above in “—Distributions on common stock” or below in “—Information reporting and backup withholding” also applies. Each Non-U.S. Holder should consult its own tax advisor regarding the application of FATCA to the ownership and disposition of our common stock.

Information reporting and backup withholding

Amounts treated as payments of dividends on our common stock paid to a Non-U.S. Holder and the amount of any tax withheld from such payments must be reported annually to the IRS and to such Non-U.S. Holder. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the Non-U.S. Holder’s country of residence.

The information reporting and backup withholding rules that apply to payments of dividends to certain U.S. persons will generally not apply to payments of dividends on our common stock to a Non-U.S. Holder if such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E) or otherwise establishes an exemption.

Proceeds from the sale, exchange or other disposition of our common stock by a Non-U.S. Holder effected through a non-U.S. office of a U.S. broker or of a non-U.S. broker with certain specified U.S. connections will generally be subject to information reporting (but not backup withholding) unless such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E) or otherwise establishes an exemption. Proceeds from the sale, exchange or other disposition of our common stock by a Non-U.S. Holder effected through a U.S. office of a broker will generally be subject to information reporting and backup withholding unless such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E) or otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability if the required information is furnished by such Non-U.S. Holder on a timely basis to the IRS.

U.S. Federal estate tax

Shares of our common stock owned or treated as owned by an individual Non-U.S. Holder at the time of his or her death will be included in his or her gross estate for U.S. federal estate tax purposes and may be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise.

Certain ERISA considerations

The following is a summary of certain considerations associated with the purchase of the offered securities by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or ERISA; Keogh plans, individual retirement accounts and other plans or arrangements that are subject to Section 4975 of the Code; persons who are fiduciaries with respect to such plans or arrangements; or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively referred to as Similar Laws); and entities (including certain insurance company general accounts) whose underlying assets are considered to include “plan assets” (as defined in U.S. Department of Labor regulation 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA) by reason of any such plan’s, account’s or arrangement’s investment therein, each of the above referred to herein as a Plan.

The following summarizes certain aspects of ERISA, the Code, and Similar Laws that may affect a decision by Plans to invest in the offered securities described herein. The following discussion is general in nature and not intended to be a complete discussion of the applicable laws pertaining to a Plan’s decision to invest and is not intended to be legal advice. Fiduciaries of any Plan should consult their own legal counsel before investing in the offered securities described herein.

General fiduciary matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (referred to as an ERISA Plan) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the management or administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation, direct or indirect, to such a Plan, or has any authority or responsibility to do so, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the offered securities of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the exclusive benefit rule and the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws. In considering whether investment in the offered securities is prudent for ERISA purposes, a Plan fiduciary should consider all relevant facts and circumstances, including the limitations imposed on transferability, whether the investment provides sufficient liquidity in light of the foreseeable needs of the Plan, the tax consequences of the investment, and whether the investment is reasonably designed, as part of the Plan’s portfolio, to further the Plan’s purposes, taking into consideration the risk of loss and opportunity for gain association with the offered securities.

Prohibited transaction issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such ERISA Plans, unless an exemption is available under applicable law or issued by the U.S. Department of Labor, or DOL. A violation of these prohibited transaction rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such parties in interest, disqualified persons, or fiduciaries, unless exemptive relief is available under an applicable statutory or administrative exemption.

The acquisition and/or holding of the offered securities by an ERISA Plan with respect to which the Company or the underwriter is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the DOL has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the offered securities. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more, and receives no less, than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied or that these statutory or class exemptions will be available with respect to a transaction involving the offered securities or with respect to any particular Plan.

A fiduciary of any such Plan, account, or arrangement must determine that the purchase and holding of an interest in the offered securities is consistent with its fiduciary duties and will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or a violation under any applicable Similar Laws. The offered securities should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute or result in (i) a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws, (ii) an impermissible or imprudent investment, or (iii) a breach of fiduciary duty or applicable law. Each purchaser or holder of the offered securities will have exclusive responsibility for ensuring, and will be deemed to have represented, that its purchase, holding, and subsequent disposition of the offered securities does not violate ERISA, the Code, or any Similar Law. Nothing herein shall be construed as a representation or recommendation that an investment in the offered securities would meet any or all of the relevant legal requirements with respect to investments by, or that investment in the offered securities is appropriate for, ERISA Plans or other plans and arrangements.

Underwriting

We are offering the shares of common stock described in this prospectus supplement through J.P. Morgan Securities LLC, the sole book-running manager of the offering. We have entered into an underwriting agreement with J.P. Morgan Securities LLC. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase, the number of shares of common stock listed next to its name in the following table:

Name	Number of shares
J.P. Morgan Securities LLC	6,600,000

Total	6,600,000

The underwriter is committed to purchase all the common shares offered by us if the underwriter purchases any shares. The offering of the shares by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part.

The underwriter has agreed to purchase the shares of common stock from us at a price of $45.45 per share, which will result in net proceeds to us, after deducting estimated expenses related to this offering, of approximately $299.7 million assuming no exercise of the option to purchase additional shares granted to the underwriter, and $344.7 million assuming full exercise of the option to purchase additional shares.

The underwriter proposes to offer the shares of common stock offered hereby from time to time for sale in one or more transactions on the NASDAQ Global Select Market, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt of acceptance by them and subject to their right to reject any order in whole or in part. The underwriter may effect such transactions by selling the shares of common stock to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal. The difference between the price at which the underwriter purchases shares and the price at which the underwriter resells such shares may be deemed to be underwriting compensation.

The underwriter has an option to buy up to 990,000 additional shares of common stock from us. The underwriter has 30 days from the date of this prospectus supplement to exercise this option to purchase additional shares. If any additional shares of common stock are purchased, the underwriter will offer the additional shares on the same terms as those on which the shares are being offered.

We estimate that the total expenses of this offering will be approximately $247,000.

A prospectus in electronic format may be made available on the web site maintained by the underwriter, or selling group members, if any, participating in the offering. The underwriter may agree to allocate a number of shares for sale to its and selling group members’ online brokerage account holders. Internet distributions will be allocated by the underwriter and selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, without the prior written consent of the J.P. Morgan Securities LLC for a period of 90 days from the date of this prospectus supplement, other than (i) the common stock to be sold hereunder, (ii) any shares of our common stock issued upon the exercise of options granted under our stock plans and (iii) any securities issued in connection with the reorganization and any registration statement required to be filed in connection therewith.

Our directors and executive officers have entered into lock-up agreements with the underwriter prior to the commencement of this offering pursuant to which each of these persons, with limited exceptions, for a period of 45 days after the date of this prospectus supplement, may not, without the prior written consent of J.P. Morgan Securities LLC, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, without the prior written consent of J.P. Morgan Securities LLC, other than transfers of common stock (i) as a bona fide gift or gifts, (ii) to any partnership, corporation or limited liability company controlled by such person or by a member of the immediate family of such person, or (iii) in connection with the payment of tax withholdings upon the vesting of restricted stock or restricted stock awards.

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act.

In connection with this offering, the underwriter may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involves the sale by the underwriter of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriter’s option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriter may close out any covered short position either by exercising its option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriter will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriter may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriter creates a naked short position, it will purchase shares in the open market to cover the position.

The underwriter has advised us that, pursuant to Regulation M of the Securities Act of 1933, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the underwriter purchases common stock in the open market in stabilizing transactions or to cover short sales, the underwriter can be required to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriter commences these activities, it may discontinue them at any time. The underwriter may carry out these transactions on the NASDAQ Global Select Market, in the over-the-counter market or otherwise.

In addition, in connection with this offering, the underwriter (and selling group members) may engage in passive market making transactions in our common stock on the NASDAQ Global Select Market prior to the pricing and completion of this offering. Passive market making consists of displaying bids on the NASDAQ Global Select Market no higher than the bid prices of independent market makers and making purchases at prices no higher than these independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are generally limited to a specified percentage of the passive market maker’s average daily trading volume in the common stock during a specified period and must be discontinued when such limit is reached. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of these transactions. If passive market making is commenced, it may be discontinued at any time.

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

The underwriter and affiliates of the underwriter have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, the underwriter and affiliates of the underwriter may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

Notice to prospective investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, no offer of shares may be made to the public in that Relevant Member State other than:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the underwriter; or

C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares shall require the Company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the underwriter and the Company that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive.

In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

Notice to prospective investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Notice to prospective investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to prospective investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to prospective investors in the Dubai International Financial Centre (“DIFC”)

This document relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This document is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.

In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to prospective investors in the United Arab Emirates

The shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

Notice to prospective investors in Australia

This prospectus supplement:

•	does not constitute a product disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

•

has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document under Chapter 6D.2 of the Corporations Act;

•

does not constitute or involve a recommendation to acquire, an offer or invitation for issue or sale, an offer or invitation to arrange the issue or sale, or an issue or sale, of interests to a “retail client” (as defined in section 761G of the Corporations Act and applicable regulations) in Australia; and

•

may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, or Exempt Investors, available under section 708 of the Corporations Act.

The shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares, you represent and warrant to us that you are an Exempt Investor.

As any offer of shares under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares you undertake to us that you will not, for a period of 12 months from the date of issue of the shares, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Notice to prospective investors in Japan

The shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to prospective investors in Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Warning

The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Notice to prospective investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law;

(d)	as specified in Section 276(7) of the SFA; or

(e)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Notice to prospective investors in China

This prospectus supplement does not constitute a public offer of shares, whether by sale or subscription, in the People’s Republic of China (the “PRC”). The shares are not being offered or sold directly or indirectly in the PRC to or for the benefit of, legal or natural persons of the PRC.

Further, no legal or natural persons of the PRC may directly or indirectly purchase any of the shares without obtaining all prior PRC’s governmental approvals that are required, whether statutorily or otherwise. Persons who come into possession of this document are required by the issuer and its representatives to observe these restrictions.

Notice to prospective investors in Korea

The shares have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”), and the shares have been and will be offered in Korea as a private placement under the FSCMA. None of the shares may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). The shares have not been listed on any of securities exchanges in the world including, without limitation, the Korea Exchange in Korea. Furthermore, the purchaser of the shares shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the shares. By the purchase of the shares, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the shares pursuant to the applicable laws and regulations of Korea.

Where you can find more information

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may also read and copy any document we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an internet website that contains reports, proxy statements and other information about us and other issuers that file documents electronically with the SEC. The address of that site is http://www.sec.gov. Our Investor Relations website address is at http://ir.bankozarks.com. We have included the web addresses of the SEC, the FDIC and Ozarks as inactive textual references only. Except for SEC filings incorporated by reference into this prospectus supplement and the accompanying prospectus, the information located on, or accessible from, these websites are not, and shall not be deemed to be, a part of this prospectus supplement or accompanying prospectus, or incorporated into any other filings that we make with the SEC.

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. In all cases, you should rely on the later information incorporated by reference over different information included in this prospectus supplement.

We incorporate by reference the documents listed below and all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering, except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules, including, but not limited to, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K including related exhibits:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (including portions of our definitive proxy statement on Schedule 14A for our 2017 Annual Meeting of Shareholders filed with the SEC on March 13, 2017, to the extent specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2016);

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017;

•	our Current Reports on Form 8-K filed on January 19, 2017, April 11, 2017, May 8, 2017 and May 24, 2017 (in each case except to the extent furnished but not filed); and

•

the description of our common stock contained in our Registration Statement on Form 8-A filed on June 26, 1997, pursuant to Section 12 of the Exchange Act, including any amendment or report filed with the SEC for the purpose of updating this description.

You should rely only on the information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with additional or different information.

Following the proposed reorganization, we will continue to be subject to the filing requirements of the Exchange Act; however, our annual, quarterly and current reports, proxy statements and other information will thereafter be filed with the FDIC and not the SEC. Following the proposed reorganization, such reports, proxy statements and other information will be available over the internet at http://www2.fdic.gov/efr/ and will be available for inspection and copying at the public reference facilities maintained by the FDIC at the Accounting and Securities Disclosure Section, Division of Risk Management Supervision, 550 17th Street, N.W., Washington, D.C. 20429.

You may request a copy of any of the documents incorporated by reference into this prospectus supplement or the accompanying prospectus (other than exhibits, unless they are specifically incorporated by reference into this prospectus supplement), at no cost, by writing to us at the following address: Attention: Tim Hicks, Investor Relations, Bank of the Ozarks, Inc., 17901 Chenal Parkway, Little Rock, Arkansas 72223, or by calling us at (501) 978-2336.

Legal matters

The validity of the shares of common stock offered hereby will be passed upon for us by Kutak Rock LLP, Little Rock, Arkansas. Certain legal matters in connection with this offering will be passed upon for the underwriter by Skadden, Arps, Slate Meagher & Flom LLP, New York, New York.

Experts

The financial statements as of December 31, 2016 and for the year ended December 31, 2016 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in the Report of Management on the Company’s Internal Control Over Financial Reporting) as of December 31, 2016 incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of Community & Southern Holdings, Inc. and C1 Financial, Inc. businesses the registrant acquired during 2016) of PricewaterhouseCoopers LLP, an independent registered accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Bank of the Ozarks, Inc. as of December 31, 2015 and for the year ended December 31, 2015 have been audited by Crowe Horwath LLP, an independent registered public accounting firm, as set forth in their reports appearing in Bank of the Ozarks, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016 and incorporated in this prospectus supplement by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

Common Stock

Preferred Stock

Warrants

Depositary Shares

Stock Purchase Contracts

Stock Purchase Units

Debt Securities

Bank of the Ozarks, Inc. may offer and sell, from time to time, in one or more offerings, common stock, preferred stock, warrants, depositary shares, stock purchase contracts, stock purchase units, debt securities and hybrid securities combining elements of the foregoing.

This prospectus provides a general description of the securities we may offer and the manner in which they may be offered. Supplements to this prospectus will describe the specific terms and manner of offering of the securities we actually offer. Prospectus supplements may also add, update, or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used to sell securities, unless it is accompanied by a prospectus supplement that describes the terms and manner of offering of those securities.

We may offer these securities from time to time in amounts, prices, and on other terms to be determined at the time of the offering. We may offer and sell the securities directly, through one or more agents, dealers or underwriters as designated from time to time, or through a combination of these methods.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “OZRK.” On April 10, 2015, the last sales price on the NASDAQ Global Select Market for our common stock was $37.66. You are urged to obtain current market prices for our common stock. None of the other securities that may be offered pursuant to this prospectus are listed on an exchange. If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which such securities will be listed or quoted.

Investing in our securities involves risk. You should consider carefully the risk factors included in the applicable prospectus supplement and in our periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, before you invest in any of our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

These securities are our unsecured obligations, are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Our principal executive office is located at 17901 Chenal Parkway, Little Rock, Arkansas 72223, telephone number: (501) 978-2265.

The date of this prospectus is April 13, 2015

We are responsible for the information contained and incorporated by reference in this prospectus and any accompanying prospectus supplement, and in any free writing prospectus that we prepare. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. This prospectus, any accompanying prospectus supplement and any such free writing prospectus may be used only for the purposes for which they have been prepared. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus or the date of the relevant incorporated document, as applicable. The financial condition, results of operations or business prospects of the Company may have changed since those dates. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process we may from time to time, in one or more series, sell any one or a combination of the securities described in this prospectus in one or more offerings. In this prospectus, “Ozarks,” “the Company”, “we,” “our,” “ours,” and “us” refer to Bank of the Ozarks, Inc., which is a registered bank holding company headquartered in Little Rock, Arkansas, and its subsidiaries on a consolidated basis, unless the context otherwise requires. References to “Bank of the Ozarks” or the “Bank” mean Bank of the Ozarks, which is our principal banking subsidiary.

This prospectus provides a general description of each of the securities we may offer. Each time we offer securities we will provide a prospectus supplement containing specific information about the terms of the securities being offered. The prospectus supplement may include a discussion of any risk factors or other special considerations or terms that apply to those securities. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered by this prospectus. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the SEC’s website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

You should rely only on the information we incorporate by reference or present in this prospectus or the relevant prospectus supplement. We have not authorized anyone else, including any underwriter or agent, to provide you with different or additional information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement which includes the specific terms of that offering. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the dates on the front page or pages of those documents.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any of those offers.

The prospectus supplement will contain the names of the underwriters, dealers, or agents, if any, together with the terms of the offering, the compensation of those underwriters, dealers, or agents, and the net proceeds to us. Any underwriters, dealers, or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, or the Securities Act.

RISK FACTORS

An investment in Ozarks securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q following the most recent Form 10-K, and in all other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement. The material risks and uncertainties that management believes affect Ozarks will be described in those documents. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus is qualified in its entirety by these risk factors.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an Internet website that contains reports, proxy statements and other information about us and other issuers that file documents electronically with the SEC. The address of that site is http://www.sec.gov. Our Internet address is www.bankozarks.com. The information on, or that can be accessed through, our website is not a part of this document.

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into this prospectus or a prospectus supplement, at no cost, by writing to us at the following address or calling us at the following telephone number:

Bank of the Ozarks, Inc.

17901 Chenal Parkway

Little Rock, Arkansas 72223

Attention: Susan Blair, Investor Relations

Telephone: (501) 978-2217

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. In all cases, you should rely on the later information incorporated by reference over different information included in this prospectus.

We incorporate by reference the documents listed below and all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, prior to the termination of the offering, except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules, including, but not limited to, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K including related exhibits:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (including information specifically incorporated by reference into our Form 10-K for the year ended December 31, 2014);

•	the audited consolidated financial statements of Summit Bancorp, Inc. and Subsidiary as of December 31, 2013 and 2012 and for each of the years in the three years ended December 31, 2013, contained in pages F-1 through F-42 of Amendment No. 1 to the Company’s Registration Statement on Form S-4 (Registration No. 333-194722), filed with the SEC on April 2, 2014;

•	our Current Reports on Form 8-K filed with the SEC on May 20, 2014, January 2, 2015, January 15, 2015 (only Item 8.01 information), January 16, 2015, February 10, 2015, and March 20, 2015; and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed on June 26, 1997, pursuant to Section 12 of the Exchange Act, including any amendment or report filed with the SEC for the purpose of updating this description.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with additional or different information.

FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the documents incorporated by reference herein and therein contain statements that are considered “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, the Company and its management may make other written or oral communications from time to time that contain forward-looking statements. Forward-looking statements, including statements about industry trends, management’s future expectations and other matters that do not relate strictly to historical facts, are based on assumptions by management, and are often identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “may,” “will,” “trend,” “target,” and “goal” or similar statements or variations of such terms. Forward-looking statements may include, among other things, statements about the Company’s confidence in its strategies and its expectations about financial performance, market growth, market and regulatory trends and developments, acquisitions and divestitures, new technologies, services and opportunities and earnings.

Forward-looking statements are subject to various risks and uncertainties, which change over time, are based on management’s expectations and assumptions at the time the statements are made and are not guarantees of future results. Actual future performance, outcomes and results may differ materially from those expressed in these forward-looking statements due to certain risks, uncertainties and assumptions. Certain factors that may affect our future results include, but are not limited to:

•	potential delays or other problems in implementing our growth and expansion strategy including delays in identifying satisfactory sites, hiring or retaining qualified personnel, obtaining regulatory or other approvals, obtaining permits and designing, constructing and opening new offices;

•	the ability to enter into and/or close additional acquisitions;

•	problems with, or additional expenses related to, integrating or managing acquisitions;

•	the effect of the announcements or completion of any pending or future mergers or acquisitions on customer relationships and operating results;

•	the ability to attract new or retain existing or acquired deposits, or to retain or grow loans and leases, including growth from unfunded closed loans;

•	the ability to generate future revenue growth or to control future growth in non-interest expense;

•	interest rate fluctuations, including changes in the yield curve between short-term and long-term interest rates;

•	deterioration of the credit quality of our loan and lease portfolio, increased default rates and loan or lease losses or adverse changes in particular loans in our portfolio or in specific industry concentrations of our loan and lease portfolio;

•	loss of access to capital market transactions and other sources of funding, or a failure to effectively balance our funding sources with cash demands by depositors and borrowers;

•	failures of counterparties or third party vendors to perform their obligations;

•	failure of our risk management strategies and procedures, including failure or circumvention of our controls;

•	competitive factors and pricing pressures, including their effect on our net interest margin;

•	general economic, unemployment, credit market and real estate market conditions, and the effect of any such conditions on the creditworthiness of borrowers and lessees, collateral values, the value of investment securities and asset recovery values;

•	changes in legal and regulatory requirements;

•	recently enacted and potential legislation and regulatory actions, including legislation and regulatory actions intended to stabilize economic conditions and credit markets, strengthen the capital of financial institutions, increase regulation of the financial services industry and protect homeowners or consumers;

•	changes in U.S. government monetary and fiscal policy;

•	possible further downgrade of U.S. Treasury securities;

•	the ability to keep pace with technological changes, including changes regarding maintaining cybersecurity and preventing or responding to breaches in our security systems involving our customer and sensitive and confidential data;

•	an increase in the incidence or severity of fraud, illegal payments, security breaches or other illegal acts impacting our customers;

•	adoption of new accounting standards or changes in existing standards; and

•	adverse results in current or future litigation or regulatory examinations as well as other factors described in our most recent Annual Report on Form 10-K and our other reports and statements.

Should one or more of the foregoing risks materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described in the forward-looking statements. Forward-looking statements included herein should not be relied upon as representing our expectations or beliefs as of any date subsequent to the date of this prospectus supplement. Except as required by law, we undertake no obligation to revise any forward-looking statements contained in this prospectus, whether as a result of new information, future events or otherwise. The factors discussed herein are not intended to be a complete summary of all risks and uncertainties that may affect our businesses. Though we strive to monitor and mitigate risk, we cannot anticipate all potential economic, operational and financial developments that may adversely impact our operations and our financial results. Forward-looking statements should not be viewed as predictions and should not be the primary basis upon which investors evaluate an investment in our securities.

Any investor in our securities should consider all risks and uncertainties disclosed in our SEC filings described above under the heading “Where You Can Find More Information,” all of which are accessible on the SEC’s website at http://www.sec.gov.

ABOUT BANK OF THE OZARKS, INC.

Bank of the Ozarks, Inc. was incorporated in June 1981 as an Arkansas corporation and is a bank holding company registered under the Bank Holding Company Act of 1956. We own an Arkansas state chartered subsidiary bank, Bank of the Ozarks. At March 31, 2015, the Company, through the Bank, conducted operations through 165 offices in Arkansas, Georgia, Texas, North Carolina, Florida, Alabama, South Carolina, New York and California.

We provide a wide range of retail and commercial banking services. Deposit services include checking, savings, money market, time deposit and individual retirement accounts. Loan services include various types of real estate, consumer, commercial, industrial and agricultural loans and various leasing services. We also provide mortgage lending; treasury management services for businesses, individuals and non-profit and governmental entities including wholesale lock box services; remote deposit capture services; trust and wealth management services for businesses, individuals and non-profit and governmental entities including financial planning, money management, custodial services and corporate trust services; real estate appraisals; ATMs; telephone banking; online and mobile banking services including electronic bill pay; debit cards, gift cards and safe deposit boxes, among other products and services. Through third party providers, we offer credit cards for consumers and businesses, processing of merchant debit and credit card transactions, and full-service investment brokerage services.

The Company may be contacted at (501) 978-2265 or P. O. Box 8811, Little Rock, Arkansas 72231-8811.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, we expect to use the net proceeds from the sale of our securities for general corporate purposes. These purposes may include, without limitation, investments at the holding company level, providing capital to support our growth and working capital needs, and acquisitions or other business combinations. We will specify the principal purposes for which the net proceeds from the sale of our securities will be used in a prospectus supplement at the time of sale. Until we use the net proceeds from the sale of the securities for these purposes, we may place the net proceeds in temporary investments or we may hold the net proceeds in deposit accounts in our subsidiary Bank.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratios of earnings to fixed charges for the periods shown below.

	Year Ended December 31,
	2014	2013	2012	2011	2010
Ratio of earnings to fixed charges:
Including interest on deposits	9.12x	7.98x	6.09x	5.94x	3.62x
Excluding interest on deposits	15.30x	11.80x	10.34	9.61x	8.60x
Ratio of earnings to combined fixed charges and preferred stock dividends:
Including interest on deposits	9.12x	7.98x	6.09x	5.94x	3.62x
Excluding interest on deposits	15.30x	11.80x	10.34x	9.61x	8.60x

The ratio of earnings to fixed charges is computed in accordance with Item 503 of Regulation S-K by dividing (1) income before income taxes, fixed charges and amortization of capitalized interest, less interest capitalized and noncontrolling interest in income of subsidiaries that have not incurred fixed charges by (2) total fixed charges. The ratio of earnings to fixed charges and preferred stock dividends is computed by dividing (1) income before income taxes, fixed charges and amortization of capitalized interest, less interest capitalized and noncontrolling interest in income of subsidiaries that have not incurred fixed charges by (2) the sum of total fixed charges and preferred stock dividends. For purposes of computing these ratios:

•	fixed charges, including interest on deposits, include all interest expense, interest capitalized and the estimated portion of rental expense attributable to interest, net of income from subleases;

•	fixed charges, excluding interest on deposits, include interest expense (other than on deposits), interest capitalized and the estimated portion of rental expense attributable to interest, net of income from subleases; and

•	preferred stock dividends represent the amount of pre-tax earnings required to cover such dividend requirements.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplement, summarize all the material terms and provisions of the various types of securities that we may offer. The particular terms of the securities offered by any prospectus supplement will be described in that prospectus supplement. If indicated in an applicable prospectus supplement, the terms of the securities may differ from the terms summarized below. An applicable prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

•	common stock,

•	preferred stock,

•	warrants,

•	depositary shares,

•	stock purchase contracts,

•	stock purchase units,

•	senior debt securities,

•	subordinated debt securities,

•	convertible debt securities, or

•	hybrid securities combining elements of the foregoing.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following is a brief description of our capital stock. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our articles of incorporation, as amended, a copy of which has been filed with the SEC and is also available upon request from us.

General

The Company’s articles of incorporation authorize the issuance of 125,000,000 shares of common stock, $0.01 par value, of which 86,758,375 shares were issued and outstanding as of March 31, 2015, and 1,000,000 shares of preferred stock, $0.01 par value, none of which were issued or outstanding as of March 31, 2015.

Common Stock

The Company’s board of directors may authorize the issuance of authorized but unissued shares of the Company’s common stock without shareholder approval, unless such approval is required in a particular case by applicable laws or regulations or requirements of any national securities exchange on which the Company’s common stock is traded. The authorized but unissued shares of the Company’s common stock will be issuable from time to time for any corporate purpose, including, without limitation, stock splits, stock dividends, employee benefit and compensation plans, acquisitions, and public or private sales for cash as a means of raising capital. These shares could be used to dilute the stock ownership of persons seeking to obtain control of the Company. In addition, the sale of a substantial number of shares of the Company’s common stock to persons who have an understanding with the Company concerning the voting of such shares, or the distribution or declaration of a common stock dividend to the Company’s shareholders, may have the effect of discouraging or increasing the cost of unsolicited attempts to acquire control of the Company.

Holders of the Company’s common stock do not have any preemptive, conversion or redemption rights. Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of shareholders. Holders of our common stock do not have cumulative voting rights. The outstanding shares of the Company’s common stock are fully paid and nonassessable.

Holders of our common stock are entitled to dividends when, as, and if declared by our board of directors out of funds legally available for the payment of dividends and in compliance with the provisions of the Arkansas Business Corporation Act of 1987 (the “ABCA”) and the regulations of the appropriate regulatory authorities. The terms or designations of any series of preferred stock we may issue in the future may rank senior to our common stock with respect to dividends.

A majority vote is required for the approval of a merger or consolidation with another corporation, and for the sale of all or substantially all of our assets and liquidation or dissolution of the Company.

Anti-Takeover Provisions

Certain provisions of our articles of incorporation and bylaws could make a merger, tender offer or proxy contest more difficult, even if such events were perceived by many of our shareholders as beneficial to their interests. These provisions include advance notice for nominations of directors and shareholders’ proposals, and authority to issue “blank check” preferred stock with such designations, preferences, limitations and relative rights as may be determined from time to time by our board of directors.

Restrictions on Ownership

The ability of a third party to acquire us is limited under applicable U.S. banking laws and regulations. The Bank Holding Company Act, or BHC Act, requires any bank holding company (as defined therein) to obtain the approval of the Board of Governors of the Federal Reserve prior to acquiring, directly or indirectly, more than 5% of our outstanding common stock. Any “company” (as defined in the BHC Act) other than a bank holding company would be required to obtain Federal Reserve approval before acquiring “control” of us. “Control” generally means (i) the ownership or control of 25% or more of a class of voting securities, (ii) the ability to elect a majority of the directors or (iii) the ability otherwise to exercise a controlling influence over management and policies. A holder of 25% or more of our outstanding common stock, other than an individual, is subject to regulation and supervision as a bank holding company under the BHC Act. In addition, under the Change in Bank Control Act of 1978, as amended, and the Federal Reserve’s regulations thereunder, any person, either individually or acting through or in concert with one or more persons, is required to provide notice to the Federal Reserve prior to acquiring, directly or indirectly, 10% or more of our outstanding common stock.

Listing

Our common stock is listed on the NASDAQ Global Select Market under the symbol “OZRK.”

Transfer Agent and Registrar.

The Trust and Wealth Management Division of Bank of the Ozarks is the transfer agent and registrar for our common stock.

Preferred Stock

Our board of directors is authorized to designate and issue shares of preferred stock in one or more series. Subject to the provisions of our articles of incorporation and limitations prescribed by law and the rules of the NASDAQ Global Select Market, if applicable, our board of directors has the discretion to adopt resolutions to issue shares, establish the number of shares, change the number of shares constituting any series, and provide or change the voting powers, designations, preferences, limitations and relative rights or restrictions on shares of our preferred stock, including dividend rights, terms of redemption, conversion rights and liquidation preferences, in each case without any action or vote by our shareholders.

If we offer to sell preferred stock, we will file with the SEC the articles of amendment to our articles of incorporation setting forth the terms of the preferred stock, and the prospectus supplement relating to that offering will include a description of the specific terms of the preferred stock, including:

•	the series, the number of shares offered and the liquidation value of the preferred stock;

•	the price at which the preferred stock will be issued;

•	the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

•	the liquidation preference of the preferred stock;

•	the voting rights of the preferred stock;

•	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

•	whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and

•	any additional designations, preferences, limitations and relative rights and restrictions of the preferred stock.

It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until the board of directors determines the specific terms of the preferred stock. However, these effects might include:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; and

•	delaying or preventing a change in control of our company.

The description in the prospectus supplement will not necessarily be complete, and reference will be made to the articles of amendment to our articles of incorporation relating to a series of preferred stock which will be or have been filed with the SEC.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock or warrants to purchase other securities. Warrants may be issued independently or together with debt securities or capital stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Series of warrants may be issued under a separate warrant agreement entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The prospectus supplement relating to any warrants the Company is offering will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the number of shares of common stock or other securities purchasable upon the exercise of such warrants and the price at which such securities may be purchased upon such exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the designation and terms of any securities with which warrants are issued;

•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•	United States federal income tax consequences applicable to issuance, disposition and exercise of such warrants;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	the amount of warrants outstanding as of the most recent practicable date; and

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

Unless otherwise stated in an applicable prospectus supplement, warrants will be issued in registered form. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement.

Each warrant will entitle the holder thereof to purchase such number of shares of common stock or other securities at such exercise price as shall be set forth in, or calculable from, the prospectus supplement relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement relating to such warrants.

Prior to the exercise of any warrants, holders of such warrants will not have any of the rights of holders of common stock, preferred stock or other securities purchasable upon such exercise, including the right to receive payments of dividends or interest, if any, or to exercise any applicable right to vote.

DESCRIPTION OF DEPOSITARY SHARES

The terms of any depositary shares and any depositary receipts that we offer for sale and any deposit agreement relating to a particular series of preferred stock will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered. The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the form of the deposit agreement and the articles of amendment to our articles of incorporation for the applicable series of preferred stock that are, or will be, filed with the SEC.

General

We may elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders.

The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled thereto. If the preferred stock depositary determines that it is not feasible to make such distribution, it may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Redemption of Preferred Stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method as the preferred stock depositary may decide.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by such depositary receipts after surrendering the depositary receipts at the corporate trust office of the preferred stock depositary. Holders of depositary shares making such withdrawals will be entitled to receive whole shares of preferred stock on the basis set forth in the related prospectus supplement for such series of preferred stock.

However, holders of such whole shares of preferred stock will not be entitled to deposit such preferred stock under the deposit agreement or to receive depositary receipts for such preferred stock after such withdrawal. If the depositary shares surrendered by the holder in connection with such withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of such depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by such holder’s depositary shares. The preferred stock depositary will seek to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will vote all shares of any series of preferred stock held by it proportionately with instructions received if it does not receive specific instructions from the holders of depositary shares representing such series of preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by at least a majority of the outstanding depositary shares. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such depositary receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the deposit agreement that has been amended thereby.

The deposit agreement will automatically terminate if:

•	all outstanding depositary shares have been redeemed;

•	each share of preferred stock has been converted into or exchanged for common stock; or

•	a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of the Company.

We may terminate the deposit agreement at any time, and the preferred stock depositary will give notice of such termination to the record holders of all outstanding depositary receipts not less than 30 days prior to the termination date. In such event, the preferred stock depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of such depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by such depositary shares.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

No fees, charges or expenses of the preferred stock depositary or any agent of the preferred stock depositary or of any registrar shall be payable by any person other than the Company, except for any taxes and other governmental charges and except as provided in the deposit agreement. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable hereunder at the election of a holder of a depositary receipt or other person, such holder or other person will be liable for such fees, charges and expenses.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Miscellaneous

The preferred stock depositary will forward to the holders of depositary shares all reports and communications from the Company that are delivered to the preferred stock depositary and that the Company is required to furnish to the holders of the deposited preferred stock.

Neither the preferred stock depositary nor the Company will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The obligations of the Company and the preferred stock depositary under the deposit agreement will be limited to performance with honest intentions of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. The Company and the preferred stock depositary may rely upon written advice of counsel or accountants or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of common stock, shares of preferred stock or depositary shares at a future date or dates. The consideration per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of a stock purchase contract and any combination of:

•	debt securities;

•	debt obligations of third parties, including U.S. Treasury securities; or

•	other securities identified in the applicable prospectus supplement, which may secure the holders’ obligations to purchase the common stock, preferred stock or depositary shares under the stock purchase contracts.

The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

The applicable prospectus supplement will describe the terms of the stock purchase contracts and stock purchase units, including, if applicable, collateral or depositary arrangements. Such description may not be complete. For more information, you should review the stock purchase contracts and, if applicable, the collateral arrangements and depositary arrangements relating to those stock purchase contracts or stock purchase units and any prepaid securities and the document under which the prepaid securities will be issued. We will file forms of these documents with the SEC before the Company issues any stock purchase contracts or stock purchase units and, if applicable, prepaid securities.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may issue. The applicable prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities.

We may issue debt securities from time to time in one or more series. The following briefly summarizes the material provisions of the indentures, as defined below, pursuant to which such debt securities may be issued. As used in this summary, the term “Ozarks” means Bank of the Ozarks, Inc. and does not include any of its subsidiaries. This summary is not complete and is qualified in its entirety by reference to such indentures. You should read the more detailed provisions of the indentures, including the defined terms, for provisions that may be important to you. You should also review the particular terms of a series of debt securities, which will be described in more detail in the applicable prospectus supplement.

General

We may issue, and offer pursuant to this prospectus, senior or subordinated debt securities. The senior debt securities and, in the case of senior debt securities in bearer form, any coupons to these securities, will constitute part of our senior debt and, except as otherwise included in the applicable prospectus supplement, will rank on a parity with all of our other unsecured and unsubordinated debt. The subordinated debt securities and any coupons will constitute part of our subordinated debt and will be subordinate and junior in right of payment to all of our “senior indebtedness,” as defined below. If this prospectus is being delivered in connection with a series of subordinated debt securities, the applicable prospectus supplement or the information we incorporate in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

Our senior debt securities will be issued under a senior indenture, the form of which is included as an exhibit to the registration statement of which this prospectus is a part, and the related supplemental indenture for such senior debt securities, if any, which we refer to collectively as the “senior indenture.” Our subordinated debt securities will be issued under a subordinated indenture, the form of which is included as an exhibit to the registration statement of which this prospectus is a part, and the related supplemental indenture for such subordinated debt securities, if any, which we refer to collectively as the “subordinated indenture.” We refer to the senior indenture and the subordinated indenture collectively as the “indentures,” and we refer to senior debt securities and subordinated debt securities collectively as the “debt securities.”

The provisions of the indentures allow us, subject to the rights of any outstanding class or series of such debt securities, to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that issue. The debt securities may be denominated and payable in U.S. dollars. The debt securities may bear interest at a fixed rate or a floating rate, which, in either case, may be zero, or at a rate that varies during the lifetime of the debt security. The debt securities may be sold at a discount below their stated principal amount.

The indentures do not limit the aggregate principal amount of indebtedness that may be issued thereunder and provide that debt securities may be issued thereunder from time to time in one or more series. There are no covenants or provisions in the indentures that would afford the holders of the debt securities of any series protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving Ozarks that may adversely affect such holders.

Terms Specified in Prospectus Supplement

We will describe in a supplement to this prospectus the particular terms of any debt securities being offered and any modifications of or additions to the general terms of the debt securities. Accordingly, you should read both the prospectus supplement relating to the particular debt securities being offered and the general description of debt securities set forth in this prospectus before investing.

The prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered debt securities:

•	classification as senior or subordinated debt securities and the specific designation;

•	aggregate principal amount, purchase price and denomination, if, in the case of denomination, other than $1,000 and any integral multiple thereof;

•	the currency in which the debt securities are denominated and/or in which principal and/or interest, if any, is payable;

•	original issue and stated maturity date or dates;

•	the interest rate or rates or the method by which the calculation agent will determine the interest rate or rates, if any;

•	the interest payment dates, if any;

•	the manner and place or places for payment of the principal of and any premium and/or interest on the debt securities;

•	any repayment, redemption, prepayment, repurchase or sinking fund provisions, including any redemption notice provisions;

•	whether we will issue the debt securities in registered form or bearer form or both and, if we are offering debt securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those debt securities in bearer form and whether such bearer securities will be issued with coupons;

•	whether we will issue the debt securities in temporary form and under what terms and conditions;

•	the terms on which holders of the debt securities may convert or exchange debt securities into or for common or preferred stock or other securities of ours offered hereby, into or for common or preferred stock or other securities of an entity affiliated with us or debt or equity or other securities of an entity not affiliated with us, or for the cash value of our stock or any of the above securities, the terms on which conversion or exchange may occur, including whether conversion or exchange is mandatory, at the option of the holder or at our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted;

•	information as to the methods for determining the amount of principal or interest payable on any date and/or the currencies, securities or baskets of securities, commodities or indices to which the amount payable on that date is linked;

•	any agents for the debt securities, including trustees, depositories, authenticating or paying agents, transfer agents or registrars;

•	any addition to, or modification or deletion of, any events of default or covenants contained in the applicable indenture relating to the debt securities;

•	a discussion on any material U.S. federal income tax considerations applicable to the debt securities; and

•	any other terms and conditions set forth therein.

We may issue the debt securities as original issue discount securities, which are securities that are offered and sold at a substantial discount to their stated principal amount, or as payment-in-kind securities which may constitute original issue discount securities for U.S. federal income tax purposes. The U.S. federal income tax considerations applicable to any such debt securities may be described in the applicable prospectus supplement.

Registration, Denominations, Exchange and Transfer of Debt Securities

Unless otherwise specified in the applicable prospectus supplement, the debt securities of any series will be issued only as registered securities, in global or certificated form and in denominations of $1,000 and any integral multiple thereof.

As described in the section entitled “Book-Entry System,” the debt securities of any series may be issued in certificated form in exchange for a global security. In the event that debt securities of such series are issued in certificated form, such debt securities may be transferred or exchanged at the offices described below. In the event debt securities of any series are issued in certificated form, payments of principal and interest will be payable, the transfer of the debt securities of such series will be registrable and debt securities of such series will be exchangeable for debt securities of other denominations of a like aggregate principal amount at the corporate trust office of the trustee in New York, New York. Interest payments on certificated debt securities of any series may be made at the option of the Company by check mailed to the address of the persons entitled thereto. See “Book-Entry System.”

Subordination of the Subordinated Debt Securities

The subordinated indenture provides that the subordinated debt securities are subordinated and junior in right of payment to the Company’s obligations to the holders of senior indebtedness (as defined below) to the extent specified in the subordinated indenture. This means that in the case of any insolvency, liquidation or other certain specified events of or relating to Ozarks as a whole, whether voluntary or involuntary, all obligations to holders of senior indebtedness shall be entitled to be paid in full before any payment shall be made on account of the principal of or interest on the subordinated debt securities. In the event of any such proceeding, after payment in full of all sums owing with respect to senior indebtedness, the holders of the subordinated debt securities, together with the holders of any obligations of Ozarks ranking on a parity with the subordinated debt securities, shall be entitled to be paid from the remaining assets of Ozarks the amounts at the time due and owing on account of unpaid principal of and interest on the subordinated debt securities before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or any obligations of Ozarks ranking junior to the subordinated debt securities.

In addition, if there shall have occurred and be continuing (a) a default in any payment with respect to any senior indebtedness or (b) an event of default with respect to any senior indebtedness as a result of which the maturity thereof is accelerated, unless and until such payment default or event of default shall have been cured or waived or shall have ceased to exist, no payments shall be made by Ozarks with respect to the principal or interest on the subordinated debt securities.

The term “senior indebtedness” means the following, whether now outstanding or subsequently created, assumed or incurred:

•	all indebtedness of Ozarks for money borrowed, including any obligation of, or any obligation guaranteed by, Ozarks, for the repayment of borrowed money, whether or not evidenced by bonds, debentures, securities, notes or other written instruments;

•	any deferred obligation of Ozarks for the payment of the purchase price of property or assets acquired other than in the ordinary course of business;

•	all obligations, contingent or otherwise, of Ozarks in respect of any letters of credit, bankers acceptances, security purchase facilities and similar transactions;

•	all capital lease obligations of Ozarks;

•	all obligations of Ozarks in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contacts, commodity contracts and other similar agreements;

•	all obligations of the type referred to in the above five bullets of other persons for the payment of which Ozarks is responsible or liable as obligor, guarantor or otherwise;

•	all obligations of the type referred to in the above six bullets of other persons secured by any lien on any property or asset of Ozarks, whether or not such obligation is assumed by Ozarks; and

•	any obligations of Ozarks to its general creditors, as defined and required by the Board of Governors of the Federal Reserve System, or the Federal Reserve, under its final Basel III capital rules in 78 F.R. 62018 (Oct. 11, 2013) for subordinated debt to qualify as Tier 2 capital;

provided, however, that the term “senior indebtedness” does not include:

•	any securities issued under the subordinated indenture (including the subordinated debt securities);

•	the Company’s subordinated debt securities underlying trust preferred securities issued by subsidiary trusts of, or assumed by, Ozarks which are outstanding or which are issued by a subsidiary trust of, or assumed by, Ozarks;

•	any guarantee in respect of the trust preferred securities of a subsidiary trust of, or assumed by, Ozarks; or

•

any indebtedness or any guarantee ranking junior to, or ranking on a parity with, such securities and the issuance of which (i) has received the concurrence or approval of the Federal Reserve or its staff or

(ii) does not at the time of issuance prevent such securities (or any security or unit of which such securities comprise a part) from qualifying for Tier 1 capital treatment (irrespective of any limits on the amount of the Company’s Tier 1 capital) under applicable capital adequacy guidelines, regulations, policies, published interpretations or any applicable concurrence or approval of the Federal Reserve or its staff.

The subordinated debt securities will rank senior to all of the Company’s equity securities, including its preferred stock, whether now outstanding or subsequently created.

Neither of the indentures limit the aggregate amount of senior indebtedness that may be issued by Ozarks.

Events of Default

Events of Default and Certain Remedies Under the Senior Indenture. Under the senior indenture, each of the following will be an “event of default” with respect to a series of senior debt securities:

•	failure to pay any interest upon the senior debt securities of any series as and when it becomes due and payable, which default continues for a period of 30 days;

•	failure to pay the principal of any of the senior debt securities as and when it becomes due and payable;

•	failure on the part of Ozarks duly to observe or perform any other of the covenants or agreements on the part of Ozarks in the senior debt securities of such series or in the senior indenture with respect to the senior debt securities of such series, and continuance of such failure for a period of 90 days after the date on which written notice of such failure, requiring Ozarks to remedy the same, shall have been given to Ozarks by the trustee, or to Ozarks and the trustee by the holders of at least 25% in aggregate principal amount of the senior debt securities of such series at the time outstanding; and

•	specified events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Ozarks.

If an event of default described in any of the first, second or third bullet point paragraphs above occurs and is continuing, then and in each such case either the trustee or the holders of not less than 25% in aggregate initial principal amount of the senior debt securities of any such series then outstanding (each such series treated as a separate class), by notice in writing to Ozarks (and to the trustee if given by holders), may declare the principal amount (or, if the senior debt securities of such series are original issue discount securities, such portion of the principal amount as may be specified in the terms of such series) of all the senior debt securities of such series to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an event of default described in the fourth bullet point paragraph above occurs and is continuing, then and in each such case, the principal amount (or, if the senior debt securities of such series are original issue discount securities, such portion of the principal amount as may be specified in the terms of such series) of all senior debt securities of such series shall be and become immediately due and payable, without any notice or other action by the trustee or any holder, to the fullest extent permitted by law.

The foregoing paragraph, however, is subject to the condition that, at any time after such a declaration of acceleration or an acceleration, and before any judgment or decree for the payment of the money due shall have been obtained or entered, the holders of a majority in aggregate principal amount of the senior debt securities of such series then outstanding, by written notice to Ozarks and to the trustee, may waive all defaults and rescind and annul such declaration or acceleration and its consequences, if:

•	Ozarks shall pay or shall deposit with the trustee a sum sufficient to pay:

•	all matured installments of interest on all the senior debt securities of such series (with interest on overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) at the rate borne by the senior debt securities of such series (or yield to maturity, in the case of original discount securities) to the date of such payment or deposit);

•	all principal on any senior debt securities of such series that has become due otherwise than by acceleration (with interest on such principal) at the rate borne by the senior debt securities of such series (or yield to maturity, in the case of original discount securities) to the date of such payment on deposit; and

•	all sums paid or advanced by the trustee and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel and any other amounts due the trustee under the senior indenture; and

•	any and all defaults with respect to senior debt securities of such series under the senior indenture, other than the nonpayment of principal and accrued interest on senior debt securities of such series that shall have become due by acceleration, shall have been cured or waived as provided in the penultimate paragraph of “—Remedies on Events of Default Under Either Indenture” below.

No such waiver or rescission and annulment shall extend or shall affect any subsequent default or shall impair any right consequent thereon.

Events of Default and Certain Remedies Under the Subordinated Indenture. Under the subordinated indenture, each of the following will be an “event of default” with respect to a series of subordinated debt securities:

•	failure to pay any interest upon the subordinated debt securities of any series as and when it becomes due and payable, which default continues for a period of 30 days;

•	failure to pay the principal of any of the subordinated debt securities as and when it becomes due and payable;

•	failure on the part of Ozarks duly to observe or perform any other of the covenants or agreements on the part of Ozarks in the subordinated debt securities of such series or in the subordinated indenture with respect to the subordinated debt securities of such series, and continuance of such failure for a period of 90 days after the date on which written notice of such failure, requiring Ozarks to remedy the same, shall have been given to Ozarks by the trustee, or to Ozarks and the trustee by the holders of at least 25% in aggregate principal amount of the subordinated debt securities of such series at the time outstanding; and

•	specified events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Ozarks.

If an event of default described in the fourth bullet point paragraph above occurs and is continuing, then and in each such case either the trustee or the holders of not less than 25% in aggregate initial principal amount of the subordinated debt securities of any such series then outstanding (each such series treated as a separate class), by notice in writing to Ozarks (and to the trustee if given by holders), may declare the principal amount (or, if the subordinated debt securities of any such series are original issue discount securities, such portion of the principal amount as may be specified in the terms of such series) of all the subordinated debt securities of such series to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. This provision, however, is subject to the condition that, at any time after such a declaration of acceleration, and before any judgment or decree for the payment of the money due shall have been obtained or entered, the holders of a majority in aggregate principal amount of the subordinated debt securities of such series then outstanding, by written notice to Ozarks and to the trustee, may waive all defaults and rescind and annul such declaration and its consequences, if:

•	Ozarks shall pay or shall deposit with the trustee a sum sufficient to pay:

•	all matured installments of interest on all the subordinated debt securities of such series (with interest on overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) at the rate borne by the subordinated debt securities of such series (or yield to maturity, in the case of original issue discount securities), to the date of such payment or deposit); and

•	all sums paid or advanced by the trustee and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel and any other amounts due the trustee under the subordinated indenture; and

•	any and all defaults with respect to debt securities of such series under the subordinated indenture, other than the nonpayment of principal and accrued interest on subordinated debt securities of such series that shall have become due by acceleration, shall have been cured or waived as provided in the penultimate paragraph of “—Remedies on Events of Default Under Either Indenture” below.

No such waiver or rescission and annulment shall extend or shall affect any subsequent default or shall impair any right consequent thereon.

Unless otherwise expressly provided in the applicable prospectus supplement, there is no right of acceleration under the subordinated indenture upon the occurrence of an event of default described in the first three bullet point paragraphs under the definition of “event of default” above.

Remedies on Events of Default Under Either Indenture. Under either indenture, in the case of default in the payment of (i) any installment of interest upon any debt securities of any series as and when it becomes due and payable, which default continues for a period of 30 days, or (ii) the principal of any of the debt securities of such series as and when it becomes due and payable, then, upon demand of the trustee, Ozarks will pay to the trustee, for the benefit of the holders of the debt securities of such series, the whole amount that then shall have become due and payable on all such debt securities for principal, or interest, or any combination thereof, as the case may be, with interest upon the portion of the overdue principal that consists of principal and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest, at the rate borne by the debt securities of such series or yield to maturity (in the case of original issue discount securities); and, in addition, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation, expenses, disbursements and advances of the trustee, its agent, attorneys and counsel. If Ozarks does not pay such amounts upon such demand, the trustee shall be entitled and empowered to institute any actions or proceeding at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against Ozarks or any other obligor on the debt securities of such series and collect in the manner provided by law out of the property of Ozarks or any other obligor on the debt securities of such series, wherever situated, the money adjudged or decreed to be payable.

No holder of debt securities of any series shall have any right to institute any suit, action or proceeding in equity or at law upon or under or with respect to the applicable indenture or for the appointment of a receiver or trustee, or for any other remedy under the applicable indenture, unless such holder previously shall have given to the trustee written notice of default and of the continuance thereof and unless also:

•	the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding shall have made written request upon the trustee to institute such action, suit or proceeding in its own name as trustee under the applicable indenture and shall have offered to the trustee such reasonable security or indemnity as the trustee may require against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; and

•	no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding debt securities;

it being understood and intended, and being expressly covenanted by each person who acquires and holds a debt security of any series with every other such person, that no one or more holders of outstanding debt securities shall have any right in any manner whatever by virtue of or by availing of any provision of such indenture to affect, disturb or prejudice the rights of any other holder of such debt securities, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under such indenture, except in the manner provided in such indenture and for the equal, ratable and common benefit of all holders of outstanding debt securities under such indenture. Notwithstanding any other provision of the applicable indenture, however, the right of any holder of debt securities of any series to receive payment of principal and interest on or after their respective due dates, or to institute suit for the enforcement of any such payment on or after such respective dates against Ozarks, shall not be impaired or affected without the consent of such holder.

Subject to certain restrictions, the holders of a majority in aggregate principal amount (or, if the debt securities are original issue discount securities, such portion of the principal as is then accelerable under the applicable indenture) of the debt securities of any series affected (voting as one class) at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.

Prior to any declaration that the principal of the outstanding debt securities of any series affected is due and payable, the holders of a majority in aggregate principal amount (or, if the debt securities are original issue discount securities, such portion of the principal as is then accelerable under the applicable indenture) of the debt securities of such series at the time outstanding on behalf of the holders of all of the debt securities of such series may waive any past default or event of default under the applicable indenture and its consequences except (i) a default under a covenant or provision in such indenture that cannot be modified without the consent of each holder of a debt security of such series affected thereby or (ii) in the case of senior debt securities under the senior indenture only, in the payment of the principal of or interest on any senior debt security of such series of senior debt securities. Upon any such waiver, Ozarks, the trustee and the holders of the debt securities of such series shall be restored to their former positions and rights under the applicable indenture, respectively; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereon.

The trustee, within 90 days after the occurrence of a default with respect to debt securities of any series, shall mail to all holders of debt securities of such series notice of all such defaults known to the trustee, unless such defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of default in the payment of the principal or interest on any of the debt securities, the trustee shall be protected in withholding such notice if and so long as its board of directors, the executive committee or a trust committee of directors and/or responsible officers of the trustee in good faith determines that the withholding of such notice is in the interest of the holders. Ozarks is required to file annually with the applicable trustee a statement of an officer as to the fulfillment by Ozarks of its obligations under the applicable indenture during the preceding year.

Modifications and Amendments

Ozarks and the trustee may amend or supplement the indentures or the debt securities of any series without notice to or the consent of any holder:

•	to cure any ambiguity, defect or inconsistency in the indentures; provided that such amendment or supplement shall not materially and adversely affect the interests of the holders;

•	to evidence the succession of another person to Ozarks and the assumption by any such successor of the covenants of Ozarks contained in the indentures and the debt securities pursuant to the obligations set forth in “—Consolidation, Merger and Sale of Assets” below;

•	to comply with any requirements of the SEC in connection with the qualification of the indentures under the Trust Indentures Act;

•	to evidence and provide for the acceptance of appointment with respect to the debt securities of any or all series by a successor trustee and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trusts under the applicable indenture by more than one trustee;

•	to establish the form or forms or terms of debt securities of any series or of the coupons pertaining to such series;

•	to provide for uncertificated or unregistered securities and to make all appropriate changes for such purpose;

•	to add to the covenants for the benefit of the holders of the debt securities or to surrender any right or power conferred upon Ozarks in the indentures with respect to the debt securities, provided that such action shall not adversely affect the interests of the holders of the debt securities;

•	to add any events of default with respect to all or any series of the debt securities;

•	to delete or modify any events of default with respect to all or any series of the debt securities, the form and terms of which are being established pursuant to a supplemental indenture as permitted in the indenture (and, if any such event of default is applicable to fewer than all such series of the debt securities, specifying the series to which such event of default is applicable) and to specify the rights and remedies of the trustee and the holders of such debt securities in connection therewith;

•	to secure the debt securities;

•	to establish the form of any debt securities and to provide for the issuance of any series of debt securities under the indentures and to set forth the terms thereof; and

•	to make any change that does not materially and adversely affect the rights of any holder.

Without prior notice to any holders, Ozarks and the trustee may amend the indentures and the debt securities of any series with the written consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by such amendment, and the holders of a majority in principal amount of the outstanding debt securities of any series affected thereby (voting as a separate class) by written notice to the trustee may waive future compliance by Ozarks with any provision of the indentures or the debt securities of such series. However, without the consent of each holder affected thereby, an amendment or waiver may not:

•	change the stated maturity of the principal of, or any sinking fund obligation or any installment of interest on, such holder’s debt security;

•	reduce the principal amount thereof or the rate of interest thereon;

•	reduce the above-stated percentage of outstanding debt securities the consent of whose holders is necessary to modify or amend the indentures with respect to the debt securities of the relevant series;

•	reduce the percentage in principal amount of outstanding debt securities of the relevant series the consent of whose holders is required for any supplemental indenture or for any waiver of compliance with certain provisions of the indentures or certain events of default and their consequences provided for in the indentures;

•	impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities; or

•	modify any of the provisions of the subordinated indenture with respect to the subordination of the subordinated debt securities of any series in a manner adverse to the holders of such series.

It is not necessary for the consent of any holder to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver becomes effective, Ozarks shall give to the holders affected thereby a notice briefly describing the amendment, supplement or waiver. Ozarks will mail supplemental indentures to holders upon request. Any failure of Ozarks to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indentures or waiver.

Satisfaction, Discharge and Defeasance

Satisfaction and Discharge. Ozarks may discharge most of its obligations under the indentures to holders of the debt securities of any series if:

•	it has paid or caused to be paid the principal of and interest on all debt securities of any series outstanding as and when the same shall have become due and payable;

•	it has delivered to the trustee for cancellation all debt securities of any series authenticated; or

•	all debt securities of such series not delivered to the trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year, and Ozarks has irrevocably deposited or caused to be deposited an amount of cash or U.S. government obligations with the trustee sufficient to pay at maturity all debt securities of such series not theretofore delivered to the trustee for cancellation, including principal and interest due or to become due on or prior to such date of maturity.

Defeasance and Discharge; Covenant Defeasance. Subject to the proper exercise of its defeasance and discharge or covenant defeasance options as discussed below, Ozarks, at its option:

•	will be released from any and all obligations in respect of the debt securities of any series, which is known as “defeasance and discharge”; or

•	need not comply with certain designated covenants regarding the debt securities of any series, which is known as “covenant defeasance.”

If Ozarks exercises its covenant defeasance option, the failure to comply with any defeased covenant and any default in the applicable indenture will no longer be a default thereunder.

To exercise either its defeasance and discharge or covenant defeasance option, Ozarks must:

•	deposit with the trustee, in trust, cash or U.S. government obligations in an amount sufficient to pay the principal of and each installment of interest on the outstanding debt securities of such series when such payments are due; and

•	deliver an opinion of counsel or a ruling directed to the trustee received from the Internal Revenue Service (IRS), which, in the case of defeasance and discharge, must be based upon a change in applicable U.S. federal income tax law or a ruling or administrative pronouncement of the IRS, to the effect that the holders and beneficial owners of debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such option and will be required to pay U.S. federal income tax on the same amounts, in the same manner and at the same times as if such defeasance had not occurred.

When there is a defeasance and discharge, the applicable indenture will no longer govern the debt securities of such series, Ozarks will no longer be liable for payment thereof and the holders of such debt securities will be entitled only to the deposited funds. When there is a covenant defeasance, however, Ozarks will continue to be obligated for installment payments when due if the deposited funds are not sufficient to pay the holders.

The obligations under the indentures to register the transfer or exchange of debt securities, to replace mutilated, defaced, destroyed, lost or stolen debt securities, and to maintain paying agents and hold monies for payment in trust will continue even if Ozarks exercises its defeasance and discharge or covenant defeasance option.

Consolidation, Merger and Sale of Assets

The indentures provide that Ozarks shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (in one transaction or a series of related transactions) to, any person unless either:

•	Ozarks is the continuing person or the person (if other than Ozarks) formed by such consolidation or into which Ozarks is merged or to which properties and assets of Ozarks are sold, conveyed, transferred or leased shall be an entity organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of the obligations of Ozarks on all of the debt securities and under the indentures and the performance of every other covenant of the indentures on the part of Ozarks; and

•	Ozarks delivers to the trustee (A) an opinion of counsel regarding the transaction’s compliance with the relevant provisions of the applicable indenture and (B) an officers’ certificate to the effect that immediately after giving effect to such transaction, no default and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing.

Upon any such consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of Ozarks, the successor person formed by such consolidation or into which Ozarks is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, Ozarks under the applicable indenture with the same effect as if such successor person had been named as the company in such indenture and thereafter the predecessor person, except in the case of a lease, shall be relieved of all obligations and covenants under the applicable indenture and the related debt securities.

Concerning the Trustee

Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and U.S. Bank National Association, acting as a trustee. U.S. Bank National Association acts as trustee under certain of our other indentures and performs other services for us in the ordinary course of business.

Governing Law

The indentures and each debt security, and any claim, controversy or dispute arising under or related to the indentures and each debt security, for all purposes shall be governed by and construed in accordance with the laws of the State of New York (without regard to the conflicts of laws provisions thereof).

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which debt securities of any series may be convertible into or exchangeable for common stock or other securities of ours. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of common stock or other securities of ours that the holders of the debt securities of such series receive would be subject to adjustment.

Payment and Paying Agent

Unless otherwise indicated in the applicable prospectus supplement, we will make payment of the interest on registered debt securities of any series on any interest payment date to the person in whose name the registered debt securities are registered at the close of business on the regular record date for the interest payment.

We will pay principal of and interest on the debt securities of any series at the office of the paying agents designated by us. We will give prompt written notice to the trustee of the name and address of any paying agent and any change in the name or address of any paying agent. If we fail to maintain a paying agent, the trustee shall act as such.

All funds deposited with the trustee for the payment of principal of or payment on the debt securities of any series that remain unclaimed for two years after the date upon which such principal or interest shall have become due and payable will be repaid to Ozarks upon its request. Thereafter, any right of any holder of the debt securities to such funds shall be enforceable only against Ozarks, and the trustee will have no liability therefor.

BOOK-ENTRY SYSTEM

Unless we indicate otherwise in the applicable prospectus supplement, the Depository Trust Company, which we refer to as DTC, New York, New York, will act as securities depository for any debt securities or trust preferred securities issued. The securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One or more fully-registered global certificates will be issued for the debt securities, representing in the aggregate the total amount of the debt securities, and will be deposited with DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

DTC is a wholly-owned subsidiary of the Depository Trust & Clearing Corporation (the “DTCC”). DTCC, in turn, is owned by a number of its direct participants and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, the NYSE Amex and the Financial Industry Regulatory Authority, Inc.

Access to the DTC system is also available to indirect participants, such as securities brokers and dealers, and banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of debt securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security, as beneficial owner, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased debt securities. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interest in debt securities unless use of the book-entry-only system for the debt securities is discontinued.

The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other nominee will not effect any change in beneficial ownership. DTC will have no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the direct participants to whose accounts the debt securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we assume no responsibility for the accuracy thereof. We do not have any responsibility for the performance by DTC or its participants of their respective obligations as described in this prospectus or under the rules and procedures governing their respective operations.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to Cede & Co. as the registered holder of the debt securities. If less than all of the debt securities are being redeemed, DTC’s current practice is to determine by lot the amount of the interest of each direct participant to be redeemed.

Although voting with respect to the debt securities is limited to the holders of record of the debt securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the debt securities. Under its usual procedures, DTC would mail an omnibus proxy to the relevant trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the debt securities are credited on the record date.

The relevant trustee will make distribution payments on the debt securities to DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on the payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of the participant and not of DTC, the relevant trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the relevant trustee, disbursement of the payments to direct participants is the responsibility of DTC, and disbursements of the payments to the beneficial owners is the responsibility of direct and indirect participants.

DTC may discontinue providing its services with respect to any of the debt securities at any time by giving reasonable notice to the relevant trustee or us. If no successor securities depository is obtained, definitive certificates representing the debt securities are required to be printed and delivered. We also have the option to discontinue use of the system of book-entry transfers through DTC (or a successor depository). After an event of default under the indenture, the holders of a majority in liquidation amount of debt securities may determine to discontinue the system of book-entry transfers through DTC. In these events, definitive certificates for the debt securities will be printed and delivered.

PLAN OF DISTRIBUTION

General

We may sell the securities covered by this prospectus inside and outside the United States from time to time (a) through underwriters or dealers, (b) directly to one or more purchasers, including our affiliates, (c) through agents or (d) through a combination of any of these methods.

The offer and sale of the securities described in this prospectus by us, the underwriters, or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Any public offering price and any discounts or concessions to dealers may be changed from time to time.

The terms of the offering of securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement, if required, pursuant to Rule 424(b) under the Securities Act. Such supplement may describe, among other things:

•	the type and terms of the securities being offered;

•	the names of any underwriters, dealers or agents and the number of securities underwritten or purchased by each;

•	the purchase price of the securities;

•	the proceeds we will receive from the sale of the securities;

•	the names of the securities exchanges, if any, on which the securities are listed;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts, commissions, agency fees and other items constituting compensation to underwriters or agents;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents and any delayed delivery arrangements.

Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be deemed to be “underwriters” within the meaning of the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the sale or resale of the offered securities may be considered by the SEC to be underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement.

This prospectus, together with any applicable prospectus supplement, may also be used by our affiliates in connection with offers and sales of the securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Such affiliates may act as principals or agents in such transactions. None of our affiliates has any obligation to make a market in the securities, and each may discontinue any market-making activities at any time, without notice, in its sole discretion.

Sale Through Underwriters or Dealers

If we use underwriters in a sale of securities, such underwriters will acquire the offered securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions. These sales will be made at a fixed public offering price or at varying prices determined at the time of the sale.

We may offer the securities to the public through an underwriting syndicate, represented by managing underwriters, or through one or more underwriters acting alone. Unless the applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless the applicable prospectus supplement states otherwise. Any initial public offering price and any discounts or concessions allowed, re-allowed or paid to dealers may be changed from time to time.

If we use dealers in a sale of securities, we will sell the securities to them as principals, and they may then resell those securities to the public from time to time in one or more transactions at varying prices determined by the dealers at the time of resale. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents and Others

We may choose to sell the offered securities directly. In this case, no underwriters or agents will be involved. We may also sell the securities through agents designated from time to time. We will name any agent involved in the offer or sale of the offered securities and describe any commissions payable by us to the agent in the applicable prospectus supplement. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts will provide for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions described in the applicable prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Indemnification

We may have agreements with agents, underwriters, dealers and remarketing firms and each of their respective affiliates to indemnify them against certain civil liabilities, including liabilities under the Securities Act or to contribute with respect to payments which the underwriters, dealers, agents or remarketing firms may be required to make. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities, other than shares of our common stock that are listed on NASDAQ, will be a new issue and will have no established trading market. We may elect to list any of the securities of on one or more exchanges, but unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. Any underwriters that are used in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents and their affiliates. We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates a connection with those derivatives, then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement.

Any underwriters who are qualified market makers on NASDAQ may engage in passive market making transactions in the common stock listed on NASDAQ in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Any underwriter may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act.

Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. These over-allotments, stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Kutak Rock LLP, Little Rock, Arkansas. The name of the law firm advising any underwriters or agents with respect to certain issues relating to any offering will be set forth in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2014 and 2013 and for each of the three years in the period ended December 31, 2014 and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2014 have been audited by Crowe Horwath LLP, an independent registered public accounting firm, as set forth in their reports appearing in our Annual Report on Form 10-K for the year ended December 31, 2014 and incorporated in this prospectus by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Summit Bancorp, Inc. as of December 31, 2013 and 2012, and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three year period ended December 31, 2013 have been audited by BKD, LLP, independent certified public accountants, as stated in their report, and have been incorporated herein by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Intervest Bancshares Corporation (“Intervest”) as of December 31, 2014 and December 31, 2013 and the related consolidated statements of earnings and changes in stockholders’ equity and cash flows for each of the years in the three year period ended December 31, 2014 have been audited by Hacker, Johnson & Smith, P.A., P.C., an independent registered public accounting firm, as set forth in their report, which has been incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

6,600,000 shares

Common stock

Prospectus supplement

J.P. Morgan